As filed with the Securities and Exchange Commission on December 7, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-11
REGISTRATION STATEMENT
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
CONDOR HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its governing instruments)
1800 W. Pasewalk Avenue, Suite 120
Norfolk, NE 68701
(402) 371-2520
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Jill Burger
Chief Financial Officer
1800 W. Pasewalk Avenue, Suite 120
Norfolk, NE 68701
(402) 371-2520
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
David L. Hefflinger
Guy Lawson
McGrath North Mullin & Kratz, PC LLO
Suite 3700 First National Tower
1601 Dodge Street
Omaha, NE 68102
Fax: (402) 341-0216
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	$10,000,000	$1,091
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor is it a solicitation of an offer to buy these securities in any jurisdiction where an offer or sale thereof is not permitted.
Subject to Completion
Preliminary Prospectus, dated December 7, 2020
PROSPECTUS
Up to 4,000,000 Shares

Common Stock
We are issuing at no charge to the holders of our common stock and 6.25% Series E Cumulative Convertible Preferred Stock, or the Series E Preferred Stock, subscription rights to purchase up to an aggregate of 4,000,000 shares of our common stock at a cash subscription price of $2.50 per whole share, or the subscription price. We are offering to each of our holders of common stock one subscription right for each full share of common stock owned by that holder as of the close of business on    , or the record date. Pursuant to the terms of the Series E Preferred Stock, we are offering the holders of our Series E Preferred Stock, 668,111 subscription rights, equal to the number of shares of common stock into which the Series E Preferred Stock may be converted as of the record date. Each subscription right will entitle its holder to purchase 0.31556 share of our common stock.
The total purchase price of shares offered in this rights offering will be $10.0 million, although we do not know how many of the subscription rights will be exercised. We are not requiring a minimum individual or overall subscription to complete the rights offering.
We have entered into a backstop agreement, or the Backstop Agreement, with SREP III Flight-Investco 2, L.P., or SREP III, an affiliate of StepStone Group Real Estate LP, or StepStone. Pursuant to the Backstop Agreement, we agreed to issue and sell and SREP III agreed to purchase from us, at a price per share equal to the subscription price, an aggregate number of shares of our common stock equal to (x) $10.0 million minus (y) the aggregate proceeds of this rights offering, divided by the subscription price, which we refer to as the Backstop Commitment, subject to the terms and conditions of the Backstop Agreement. As of the record date for this rights offering, SREP Flight-Investco, L.P., or SREP, an affiliate of StepStone and SREP III beneficially owned approximately 24.2% of our outstanding common stock, and three of our nine directors are designated for election as directors pursuant to an agreement with SREP. The purchase of shares of our common stock by SREP III pursuant to the Backstop Commitment would be effected in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and would not be registered pursuant to the registration statement of which this prospectus forms a part.
Efanur S.A., or Efanur, an affiliate of IRSA Inversiones y Representaciones Sociedad Anónima, or IRSA, has advised us that it intends to fully exercise all subscription rights issued to it is the rights offering, which subscription rights entitles Efanur to purchase, 1,111,823 shares of our common stock in this rights offering.
The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern time, on    , the expiration date of this rights offering. We reserve the right to amend or modify the terms of the rights offering at any time. We may, in our sole discretion, extend the period for exercising the subscription rights. We will extend the duration of this rights offering as required by applicable law, and may choose to extend it if we decide that changes in the market price of our common stock warrant an extension or if we decide to give investors more time to exercise their subscription rights in this rights offering. Once you have exercised your subscription rights, your exercise may not be revoked. Subscription rights that are not exercised by the expiration date of this rights offering will expire and will have no value and the shares of common stock issuable pursuant to those subscription rights will be purchased by SREP pursuant to the Backstop Commitment. You should carefully consider whether or not to exercise your subscription rights before the expiration date.
The subscription rights are not transferable. Subscription rights not exercised before the expiration date will be void and of no value. See “The Rights Offering.”
This rights offering is being made directly by us. We are not using an underwriter or selling agent. We have engaged Broadridge Corporate Issuer Solutions, Inc., or Broadridge, to serve as our subscription and information agent for this rights offering. Broadridge will hold in escrow the funds we receive from subscribers until we complete or cancel this rights offering.
Our common stock currently trades on the NYSE American stock exchange, under the symbol “CDOR.” The last reported sale price of our common stock on the NYSE American stock exchange on    was $    per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus and in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of certain risk factors that you should consider before investing in our common stock.
	Per Share	Total
Rights offering subscription price	$2.50	$10,000,000
Estimated expenses	$	$
Net proceeds, to us	$	$
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 20

You should rely only on the information contained in this prospectus or information to which we have referred you, including any information incorporated by reference herein. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus, any free writing prospectus prepared by us and the documents incorporated by reference herein is current as of their respective dates or on the date or dates specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus, including the documents incorporated by reference herein, contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us. None of these trademark owners, their parents, subsidiaries or affiliates or any of their respective officers, directors, members, managers, shareholders, owners, agents or employees is an issuer or underwriter of the securities being offered hereby, plays (or will play) any role in the offer or sale of our securities or has any responsibility for the creation or contents of this prospectus, including the documents incorporated by reference herein. In addition, none of the trademark owners has or will have any liability or responsibility whatsoever arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information incorporated by reference in this prospectus or otherwise disseminated in connection with the offer or sale of the securities offered by this prospectus.
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PROSPECTUS SUMMARY
The following summary provides an overview of certain information about the Company and this rights offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus and the documents we incorporate by reference. You should read this entire prospectus and the documents that we incorporate by reference carefully before making a decision about whether to invest in our securities. References to the “Company”, “Condor”, “we,” “our,” and “us,” refer to Condor Hospitality Trust, Inc., including, as the context requires, its direct and indirect subsidiaries.
Overview
We were incorporated in Virginia on August 23, 1994 and we reincorporated in Maryland on November 19, 2014. Our common stock began trading on October 30, 1996 and today trades under the symbol “CDOR” on the NYSE American stock exchange.
The Company is a self-administered real estate investment trust, or “REIT”, for federal income tax purposes that specializes in the investment and ownership of high-quality select-service, limited-service, extended stay, and compact full service hotels. As of the date of this prospectus, the Company owned 15 hotels, representing 1,908 rooms, in eight states.
We conduct our business through a traditional umbrella partnership REIT, or UPREIT, in which our hotel properties are owned by our operating partnership, Condor Hospitality Limited Partnership and its subsidiaries, or the operating partnership, for which one of our wholly-owned subsidiary we serve as general partner. As of the date of this prospectus, we owned an approximate 99.9% ownership interest in the operating partnership. In the future, the operating partnership may issue limited partnership interests to third parties from time to time in connection with our acquisition of hotel properties or the raising of capital.
In order for the income from our hotel property investments to constitute “rents from real properties” for purposes of the gross income tests required by the Internal Revenue Service, or “IRS”, for REIT qualification, the income we earn cannot be derived from the operation of any of our hotels. Therefore, the operating partnership and its subsidiaries lease our hotel properties to the Company’s wholly owned taxable REIT subsidiary, TRS Leasing, Inc., and its wholly owned subsidiaries, or “the TRS”. The TRS in turn engages third-party eligible independent contractors to manage the hotels. Our independent management companies are not affiliated with us or our management team. The operating partnership, the TRS, and their respective subsidiaries are consolidated into the Company’s financial statements.
The Rights Offering and Backstop Commitment
The Rights Offering
We are distributing at no charge to the holders of our common stock and our Series E Preferred Stock and as of     , which we refer to as the record date, non-transferable subscription rights to purchase up to an aggregate of 4,000,000 new shares of our common stock. We will distribute to each holder, who we refer to as a subscription rights holder or you, one non-transferable right for every share of our common stock that you own on the record date (1 for 1) and one non-transferable right for every 1.3845 shares of Series E Preferred Stock that you own on the record date (1 for 1.3845). Each subscription right entitles the subscription rights holder to purchase 0.31556 shares of our common stock, which we refer to as the subscription right, at the subscription price of $2.50 per whole share of our common stock, which we refer to as the subscription price.
Subscription rights holders will not be entitled to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised subscription rights.
Exercise of Subscription Rights
Subscription rights may be exercised at any time during the subscription period, which commences on    , and ends at 5:00 p.m., New York City time, on     , the expiration date, unless extended by us. The subscription rights are non-transferable.
Subscription rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock will be issued in this rights offering. All exercises of subscription rights are irrevocable.

Non-Transferability of Subscription Rights
The subscription rights are evidenced by a subscription certificate and are non-transferable. The subscription rights will not be listed for trading on the NYSE American stock exchange. The shares of our common stock issued in this rights offering will be listed on the NYSE American stock exchange.
Backstop Commitment; Backstop Agreement Loan
On December 7, 2020, we entered into a backstop agreement, or the Backstop Agreement, with SREP III, an affiliate of SREP and StepStone. Pursuant to the Backstop Agreement, we agreed to issue and sell to SREP III, and SREP III agreed to purchase from us, an aggregate number of shares of our common stock equal to (x) $10.0 million, minus (y) the aggregate proceeds of this rights offering divided by the subscription price, at a price per share equal to the subscription price, subject to the terms and conditions of the Backstop Agreement. We refer to the transaction contemplated by the Backstop Agreement as the Backstop Commitment. The closing of the transactions contemplated by the Backstop Agreement is subject to satisfaction or waiver of customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Backstop Agreement, and the consummation of this rights offering. For additional information on the Backstop Agreement, see “The Backstop Agreement.”
The purchase of shares by SREP III pursuant to the Backstop Agreement would be effected in a transaction exempt from the registration requirements of the Securities Act, and would not be registered pursuant to the registration statement of which this prospectus forms a part. SREP III will be entitled to certain registration rights with respect to shares of our common stock they acquire under the Backstop Commitment, pursuant to the Investor Rights Agreement dated March 16, 2016 by and among us, SREP and StepStone. See “The Backstop Agreement—Registration Rights.”
StepStone Loan
On November 18, 2020, we entered into a convertible promissory note and loan agreement, or the StepStone Loan, with SREP III, pursuant to which SREP III loaned us $7,220,443. We applied the proceeds of the StepStone Loan and the IRSA Loan (defined herein) to partially repay borrowings under our credit facility in connection with a requirement of the lenders on our credit facility for modification of our credit facility to, among other things, extend the maturity date of the credit facility to January 2, 2023 and revise certain covenants in a manner favorable to the Company. SREP III is permitted to apply amounts owed to it by the Company under the StepStone Loan to purchase shares of our common stock pursuant to the Backstop Commitment, and any portion of the StepStone Loan remaining unpaid will be repaid with the net proceeds from this rights offering. See “The Loans”.
IRSA Loan
On November 18, 2020, we entered into a convertible promissory note and loan agreement, or the IRSA Loan, with Efanur, an affiliate of IRSA, pursuant to which Efanur loaned us $2,779,557. We applied the proceeds of the IRSA Loan and the StepStone Loan to partially repay borrowings under our credit facility in connection with a requirement of the lenders on our credit facility, for modification of our credit facility to, among other things, extend the maturity date of the credit facility to January 2, 2023 and revise certain covenants in a manner favorable to the Company. Efanur has advised that it will apply monies owed to it under the IRSA Loan to fully exercise subscription rights granted to it in this rights offering. See “The Loans”.
Special Shareholders Meeting
As a condition to the commencement of this rights offering, the Company expects to hold a special shareholders meeting before January 31, 2021 and receive approval of the holders of its common stock to approve the issuance of the common stock, and any change of control that could result from the issuance of the common stock in this rights offering or otherwise pursuant to the StepStone Loan or the IRSA Loan, as required pursuant to NYSE American Company Guide Rule 713. In connection with the entry into of the StepStone Loan and the IRSA Loan, the Company entered into separate voting agreements, or the Voting Agreements, with (a) StepStone, StepStone Rep III (GP), LLC, StepStone Group Real Estate Holdings LLC and SREP, collectively, the StepStone Shareholders, which are affiliates of SREP III, and (b) the Real Estate Investment Group VII L.P., Real Estate Strategies L.P. and Efanur, collectively, the IRSA Shareholders, which are affiliates of Efanur and

IRSA. Pursuant to the Voting Agreements, each of the StepStone Shareholders and IRSA Shareholders separately committed to vote their voting securities in the Company at a special meeting of shareholders to approve the issuance of the common stock, and any change of control that could result from the issuance of the common stock in this rights offering or otherwise pursuant to the StepStone Loan or the IRSA Loan, as required pursuant to NYSE American Company Guide Rule 713. The aggregate voting power of the StepStone Shareholders and IRSA Shareholders committed to vote affirmatively for such matters is sufficient to assure approval of such matters at a special shareholders meeting. See “The Loans”.
Use of Proceeds
We intend to use the net proceeds received from the exercise of the subscription rights to repay the portion of the StepStone Loan we owe to SREP III that is not used to purchase shares of our common stock pursuant to the Backstop Commitment. See “Use of Proceeds.”
Subscription and Information Agent
Broadridge will act as the subscription and information agent in connection with this rights offering. You may contact Broadridge, which we refer to as the subscription or information agent, with questions toll-free at (855) 793-5068.
How to Obtain Subscription Information
•	Contact your broker-dealer, trust company, or other nominee where your subscription rights are held, or
•	Contact the information agent toll-free at (855) 793-5068.
How to Subscribe
•	Deliver a completed subscription certificate and the required payment to the subscription agent by the expiration date, or
•
If your shares are held in an account with your broker-dealer, trust company, bank or other nominee, which qualifies as an Eligible Guarantor Institution under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, have your Eligible Guarantor Institution deliver a notice of guaranteed delivery to the subscription agent by the expiration date.

Important Dates to Remember
Set forth below are certain important dates for this rights offering, which are generally subject to extension:
Record Date
Commencement Date
Expiration Date
Deadline for Delivery of Subscription Certificates and Payment for Shares(1)
Deadline for Delivery of Notice of Guaranteed Delivery(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares pursuant to Notice of Guaranteed Delivery
Anticipated delivery of common stock purchased in this rights offering
(1)
Participating subscription rights holders must, by the expiration date of this rights offering (unless this rights offering is extended), either (i) deliver a subscription certificate and payment for shares or (ii) cause to be delivered on their behalf a notice of guaranteed delivery.

Ownership Restrictions
A subscription rights holder may not exercise subscription rights to the extent that any such exercise would result in such holder beneficially owning more than 9.9% of our issued and outstanding common stock after giving effect to such holder’s purchase under the subscription rights unless we exempt the limitation and such ownership does not result in the loss of our REIT status.

Risk Factors
Investing in our common stock involves a high degree of risk. You should consider carefully the information discussed in “Risk Factors.” Some of these risks include the following:
•	there is a limited public market for our common stock and the market price may trade below the subscription price
•	our senior credit facility currently prohibits us from paying dividends, except under certain circumstances
•	the market price and trading volume of our common stock may be volatile following this rights offering
•	our largest shareholders have significant voting power prior to, and after this rights offering, with significant power to influence our business and affairs
•	our issuance of common stock in this offering and pursuant to the Backstop Commitment may reduce the market price of your common stock and dilute your beneficial ownership
•	future offerings of debt or preferred stock would be senior to your rights as a holder of common stock upon liquidations or for purposes of distributions, and
•	our ability to continue as a going concern.
Corporate Information
Our corporate headquarters are located at 1800 W. Pasewalk Avenue, Norfolk, Nebraska 68701, and our telephone number is (402) 371-2520. Our corporate website address is www.condorhospitality.com. The information contained in, or accessible through, our corporate website does not constitute part of this prospectus.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING
The following are examples of what we anticipate will be common questions about this rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this rights offering. This prospectus and the documents we incorporate by reference contain more detailed descriptions of the terms and conditions of this rights offering and provide additional information about us and our business, including potential risks related to our business, this rights offering and our common stock.
What is this rights offering?
We are issuing to the holders of our common stock and Series E Preferred Stock as of the record date non-transferable subscription rights to subscribe for an aggregate of up to 4,000,000 shares of our common stock. Each holder, who we refer to as a subscription rights holder or you, is being issued one non-transferable right for each share of our common stock owned on the record date (1 for 1) and one non-transferrable right for every 1.3845 shares of Series E Preferred Stock that you own on the record date (1 for 1.3845). Each right entitles you to purchase 0.31556 shares of our common stock, which we refer to as the subscription right, at a price of $2.50 per whole share, which we refer to as the subscription price. Subscription rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock will be issued in this rights offering.
You will not be entitled to purchase any shares of our common stock that our other shareholders do not purchase.
Why are we conducting this rights offering?
We are conducting this rights offering to raise capital proceeds, that together with the exercise of the Backstop Commitment, equals $10.0 million as part of our agreement with the lenders on our secured credit facility pursuant to which we obtained favorable modifications to our secured credit facility. SREP III has agreed, pursuant to the Backstop Commitment to apply monies owed to it by the Company under the StepStone Loan to purchase at a price per share equal to the subscription price, an aggregate number of shares of our common stock equal to (x) $10.0 million minus (y) the aggregate proceeds of this rights offering, divided by the subscription price. Additionally, Efanur has advised that it will apply monies owed to it under the IRSA Loan to fully exercise subscription rights granted to it in the rights offering.
Our board of directors considered and evaluated a number of factors relating to this rights offering, including:
•	our current capital resources and our needs in the current economic climate;
•	the benefit of the modifications of our secured credit facility;
•	the size and timing of this rights offering;
•	all shareholders are permitted to acquire their pro rata share of common stock;
•	the potential dilution to our current shareholders if they choose not to participate in this rights offering;
•	limited alternatives available for raising capital, including with higher costs and terms more favorable than holders of common stock;
•	the potential impact of this rights offering on the public float for our common stock;
•	willingness of SREP III to enter into the StepStone Loan on certain terms;
•	the Backstop Commitment assuring a $10.0 million equity raise;
•	the impact of the StepStone Loan and IRSA Loan provisions for a $2.50 purchase price per share in a potential private placement;
•	the fact that the purchase price of $2.50 per share of the Backstop Commitment is firm;
•	expectation that capital raised by other methods would include significant discount to market price and investment banker fees or more costs and with execution risk; and
•	low level of execution risk with the Backstop Commitment.

Am I required to exercise the subscription rights I receive in this rights offering?
No. You may exercise any number of your subscription rights (subject to the limitations described in “—What are the subscription rights?”), or you may choose not to exercise any of your subscription rights. However, if you choose not to exercise your subscription rights or you exercise less than your full amount of rights and other shareholders fully exercise their subscription rights, the percentage of our common stock owned by other shareholders will increase relative to your ownership percentage, and your voting and other subscription rights in the Company will likewise be diluted.
What are the subscription rights?
The subscription rights give holders the opportunity to purchase 0.31556 shares of our common stock for every right held at a subscription price of $2.50 per whole share, provided that (1) subscription rights may be exercised in aggregate only to purchase whole shares of our common stock and (2) the total subscription price payable upon any exercise of subscription rights will be rounded to the nearest whole cent. You will receive one right for each one of our shares of common stock and each 1.3845 shares of our Series E Preferred Stock owned as of 5:00 p.m., New York City time, on the record date. For example, if you own 100 shares of our common stock as of 5:00 p.m., New York City time, on the record date, your subscription rights would entitle you to purchase a total of 31 shares of our common stock for a total subscription price of $77.50 (after rounding to the nearest whole cent). Subject to the limitations described above, you may exercise some or all of your subscription rights, or you may choose not to exercise any subscription rights at all.
May I sell, transfer or assign my subscription rights?
No. You may not transfer, sell or assign any of the subscription rights distributed to you, provided however, subscription rights will be transferable by operation of law (e.g., by death of the subscription rights holder). The subscription rights are non-transferable and we do not intend to list the subscription rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no market for the subscription rights.
However, the shares of our common stock issued upon the exercise of subscription rights will be listed on NYSE American stock exchange under the symbol “CDOR.”
How do I exercise my subscription rights if my shares of the Company’s common stock are held in my name?
If you hold your shares of our common stock in your name and you wish to participate in this rights offering, you must deliver a properly completed and duly executed subscription rights certificate or instruct Depository Trust Company to transfer your subscription rights to the account of the subscription agent, as applicable, and deliver all other required subscription documents, together with payment of the full subscription price, to the subscription agent before 5:00 p.m., New York City time, on the expiration date.
If you send an uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.
Please follow the delivery instructions on the subscription rights certificate. Do not deliver documents to us. You are solely responsible for completing delivery to the subscription agent of your subscription rights certificate, all other required subscription documents and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., New York City time, on the expiration date. See “—To whom should I send my forms and payment?” below.
If you send a payment that is insufficient to purchase the number of shares of our common stock you requested, or if the number of shares of our common stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received pursuant to your subscription rights. Any payment that is received but not so applied will be refunded to you without interest (subject to the rounding of the amount so applied to the nearest whole cent).

What form of payment is required to purchase shares of the Company’s common stock?
As described in the instructions accompanying the subscription rights certificate, payments submitted to the subscription agent must be made in U.S. currency. Checks or bank drafts drawn on U.S. banks should be payable to “Broadridge Corporate Issuer Solutions, Inc., as subscription agent for Condor Hospitality Trust, Inc.”
Payments will be deemed to have been received upon clearance of any uncertified check. Please note that funds paid by uncertified check may take five or more business days to clear. Accordingly, subscription rights holders who wish to pay the subscription price by means of uncertified check are urged to make payment sufficiently in advance of the expiration time to ensure that such payment is received and clears by such date. If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.
How do I exercise my subscription rights if my shares of the Company’s common stock are held in the name of a broker, dealer, custodian bank or other nominee?
If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee who uses the services of Depository Trust Company, Depository Trust Company will credit one right to your nominee record holder for each share of our common stock that you beneficially owned as of the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.
How soon must I act to exercise my subscription rights?
If your shares of our common stock are registered in your name and you elect to exercise any or all of your subscription rights, the subscription agent must receive your properly completed and duly executed subscription rights certificate or the transfer of your subscription rights by Depository Trust Company, as applicable, all other required subscription documents and full subscription payment, including final clearance of any uncertified check, before this rights offering expires at 5:00 p.m., New York City time, on the expiration date, which is       . If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the expiration of this rights offering by which time you must provide the nominee with your instructions and payment to exercise your subscription rights. Although our board of directors, or a committee thereof, may extend the expiration date, it currently does not intend to do so.
Although we will make reasonable attempts to provide this prospectus to our shareholders to whom subscription rights are distributed, this rights offering and all subscription rights will expire at 5:00 p.m., New York City time, on the expiration date, whether or not we have been able to locate and deliver this prospectus to all such shareholders.
After I exercise my subscription rights, can I change my mind?
No. Once you have exercised your subscription rights, you may not revoke such exercise in whole or in part. Accordingly, any exercise of subscription rights will constitute a binding commitment to purchase and pay for the shares of our common stock issuable upon such exercise, regardless of any changes in the value of such shares, in our business, financial condition, results of operations or future prospects or in your individual circumstances.
Can this rights offering be cancelled or extended?
Yes. If we withdraw or terminate this rights offering, neither we nor the subscription agent will have any obligation with respect to subscription rights that have been exercised except to return, without interest or deduction, any subscription payments the subscription agent received from you. If we were to cancel this rights offering, any money received from subscribing shareholders would be returned promptly, without interest or penalty, and we would not be obligated to issue shares or common stock to holders who have exercised their subscription rights prior to termination. In addition, we may extend the period for exercising the subscription rights.”
How was the subscription price determined?
The $2.50 subscription price was approved by the seven members of our board of directors who are not employed by StepStone. The factors considered by our board to consider and approve the subscription price are discussed in “The Rights Offering—Reasons for the Rights Offering” and “Determination of the Offering Price.”

Has our board of directors made a recommendation to our shareholders regarding the exercise of subscription rights under this rights offering?
No. Our board of directors has not made, nor will they make, any recommendation to shareholders regarding the exercise of subscription rights in this rights offering. We cannot predict the price at which our shares of common stock will trade after this rights offering. You should make an independent investment decision about whether or not to exercise your subscription rights. Shareholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will remain above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise or sell your subscription rights, you will lose any value represented by your subscription rights, and if you do not exercise your subscription rights in full, your percentage ownership interest and related subscription rights in Condor will be diluted.
As of the record date, SREP and its affiliates beneficially owned approximately 24.2% of our outstanding common stock and 47.8% of our Class E Preferred Stock, and three of our nine directors were designated for election by SREP for election to our board. You should not view the intentions of SREP as a recommendation or other indication by them, SREP or any member of our board of directors, regarding whether the exercise of the subscription rights is or is not in your best interests.
May I participate in this rights offering if I sell my common stock after the record date?
The record date for this rights offering is   . If you own common stock as of 5:00 p.m., New York City time, on the record date, you will receive rights and may participate in this rights offering even if you subsequently sell your common stock.
Are there any risks associated with this rights offering?
Shareholders who exercise their subscription rights will incur investment risk on new money invested. The stock market and, in particular, our common stock price, has experienced significant volatility recently. As a result, the market price for our common stock may be volatile. This rights offering plus shares sold pursuant to the Backstop Commitment will increase the number of outstanding shares of our common stock by approximately 33% and the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The market price of our common stock will depend on many factors, which may change from time to time, including our financial condition, performance, creditworthiness and prospects, future sales of our securities and other factors. Volatility in the market price of our common stock may prevent you from being able to sell our common stock when you want or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of this rights offering and the information contained in, or incorporated by reference into, this prospectus or any free writing prospectus. You should carefully consider the risks, among other things, described under the heading “Risk Factors” and in the documents incorporated by reference into this prospectus before exercising your subscription rights and investing in shares of our common stock.
Will the directors and executive officers participate in this rights offering?
To the extent they hold common stock as of the record date, our directors and executive officers are entitled to participate in this rights offering on the same terms and conditions applicable to all other shareholders. While some or all of our directors and executive officers may participate in this rights offering, they are not required to do so. Three of our nine directors were designated for election to our board by SREP. SREP III is the affiliate of SREP and the provider of the Backstop Commitment in connection with this rights offering. See “The Rights Offering—Effect of Rights Offering on Existing Shareholders; Interests of Certain Shareholders, Directors and Officers”.
When will I receive my shares of the Company’s common stock?
Shareholders whose shares are held of record by Cede & Co., or Cede, the nominee of Depository Trust Company, or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or such other depository or nominee. With respect to all other shareholders, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to 15 business days from the expiration date.

Is there a backstop purchaser?
Yes. On    , we entered into the Backstop Agreement with SREP III. Pursuant to the Backstop Agreement we agreed to issue and sell to SREP III, and SREP III agreed to purchase, an aggregate number of shares of our common stock equal to (x) $10.0 million, minus (y) the aggregate proceeds of this rights offering divided by the subscription price, at a price per share equal to the subscription price, subject to the terms and conditions of the Backstop Agreement. See “Backstop Agreement” for additional details on the Backstop Commitment.
Why is there a backstop purchaser?
We obtained the commitment of SREP III to act as the backstop purchaser under the Backstop Agreement to ensure that we would receive $10.0 million of gross proceeds, less fees and expenses, of this subscription rights offering.
What effects will this rights offering have on our outstanding common stock?
After giving effect to this rights offering and the Backstop Commitment, we will have approximately shares of common stock outstanding, representing an increase of approximately 33% in our outstanding shares as of the record date. If you fully exercise the subscription rights that we distribute to you, your proportional interest in us will remain the same. If you do not exercise any subscription rights, or you exercise less than all of your subscription rights, your interest in us will be diluted, as you will own a smaller proportional interest in us compared to your interest prior to this rights offering.
As of the record date, SREP beneficially owned approximately 24.2% of our outstanding common stock and 47.8% of our Class E Preferred Stock, and three of our nine directors were designated for election to our board by SREP. SREP will have the right to subscribe for and purchase shares of our common stock in this rights offering, but they have no obligations to do so.
If all of all holders of our common stock and Series E Preferred Stock exercise the subscription rights issued to them and this rights offering is therefore fully subscribed, the beneficial ownership percentage of our outstanding common stock of (1) the affiliates of IRSA would increase from 27.8% to 28.1% , (2) the affiliates of StepStone would increase from 24.2% to 24.5%, and (3) all other holders would decrease from an aggregate of 48.0% to 47.4%.
If no shareholders, except for Efanur, exercise their subscription rights in this rights offering, SREP III will acquire 2,888,177 shares of our common stock at the subscription price pursuant to the Backstop Commitment, following which (1) affiliates of StepStone would beneficially own approximately 36.2% of our outstanding common stock, (2) affiliates of IRSA would beneficially own 27.8% of our outstanding common stock, and (3) all other holders would beneficially own approximately 36.0% of our outstanding common stock.
Except as a result of any increase in its ownership of our common stock and related subscription rights, SREP and its affiliates will not obtain any additional governance or control subscription rights as a result of this rights offering.
The number of shares of our common stock outstanding listed in each case above assumes that (1) all of the other shares of our common stock issued and outstanding on the record date will remain issued and outstanding and owned by the same persons as of the closing of this rights offering and (2) we will not issue any shares of common stock in the period between the record date and the closing of this rights offering.
Are there any conditions to SREP III’s obligations under the Backstop Agreement?
Yes. The obligation of SREP III to consummate the transactions under the Backstop Agreement is subject to the satisfaction or waiver of specified conditions, including, but not limited to, compliance with the accuracy of representations and warranties provided in the Backstop Agreement and consummation of this rights offering.
When do SREP III’s obligations under the Backstop Agreement expire?
SREP III’s obligations under the Backstop Agreement expire at such time as the termination or consummation of this rights offering.

How much will we receive from this rights offering and how will such proceeds be used?
We estimate that the net proceeds from this rights offering and the Backstop Commitment will be approximately $    million, after deducting expenses related to this rights offering.
We intend to use the net proceeds from this rights offering, and additional cash as necessary, to repay the portion of the Loan not applied by SREP III to purchase shares of our common stock pursuant to the Backstop Commitment.
If my exercise of subscription rights is not valid or if this rights offering is not completed, will my subscription payment be refunded to me?
Yes. The subscription agent will hold all funds it receives in a segregated bank account until the completion of this rights offering. If your exercise of subscription rights is deemed not to be valid or this rights offering is not completed, all subscription payments received by the subscription agent will be returned as soon as practicable following the expiration of this rights offering, without interest or penalty. If you own shares through a nominee, it may take longer for you to receive your subscription payments because the subscription agent will return payments through the record holder of your shares.
What fees or charges apply if I purchase shares in this rights offering?
We are not charging any fee or sales commission to issue subscription rights to you or to issue shares of our common stock to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you.
What are the U.S. federal income tax consequences of exercising my subscription rights?
For U.S. federal income tax purposes, a holder should not recognize income or loss in connection with the receipt or exercise of subscription rights in this rights offering. You should consult your tax advisor as to your particular tax consequences resulting from this rights offering. For a summary of certain U.S. federal income tax consequences of this rights offering, see “Material U.S. Federal Income Tax Considerations.”
To whom should I send my forms and payment?
If your shares of our common stock are held in the name of a broker, dealer, custodian bank or other nominee, then you should deliver all required subscription documents and subscription payments pursuant to the instructions provided by your nominee. If your shares of our common stock are held in your name, then you should instruct Depository Trust Company to transfer your subscription rights or send your subscription rights certificate to the subscription agent, and send all other required subscription documents and subscription payments by mail, hand delivery or overnight courier to the appropriate address listed below:
If delivering by regular mail:
Broadridge, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
If delivering by hand or overnight courier:
Broadridge, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, NY 11717
You and, if applicable, your nominee are solely responsible for instructing Depository Trust Company to transfer your subscription rights to the subscription agent or completing delivery to the subscription agent of your subscription rights certificate, as applicable, as well as completing delivery of all other required subscription documents and subscription payments. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payments before the expiration of this rights offering. If you hold your common stock through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the expiration date of this rights offering.
Whom should I contact if I have other questions?
If you have any questions regarding this rights offering, completion of the subscription rights certificate or any other subscription documents or submitting payment in this rights offering, please contact Broadridge toll-free at: (855) 793-5068.

RISK FACTORS
Exercising your subscription rights and investing in our common stock involves risks. You should consider carefully the following information about these risks in connection with this rights offering, together with the other information incorporated by reference into this prospectus including the risks described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 before investing in our shares of common stock. These risks could have a material adverse effect on our business, financial condition, liquidity and results of operations and the market price of our common stock.
Risks Related to this Rights Offering
There has been a limited public market for our common stock prior to this rights offering and our common stock may trade below the subscription price.
Prior to this rights offering, there has been a limited public market for our common stock, and there can be no assurance that an active trading market will develop or be sustained or that shares of our common stock will be resold at or above the subscription price.
The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this rights offering, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies), our financial performance and general stock and bond market conditions.
We are unable to make distributions, which could result in a decrease in the market price of our common stock.
Our ability to make distributions is limited by our secured credit facility. Our secured credit facility with KeyBank National Association and other lenders thereto require that we not pay dividends on our common stock or preferred stock until we achieve specific business performance, which we do not anticipate occurring in the near future.
All distributions will be made at the discretion of our board of directors and will be based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future, and our inability to make distributions, or to make distributions at expected levels, could result in a decrease in the market price of our common stock.
The market price and trading volume of our common stock may be volatile following this rights offering.
Following this rights offering, the per share trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur, and investors in shares of our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public rights offering price. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future.
Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
•	the current COVID-19 pandemic and the impact on the hospitality industry;
•	actual or anticipated variations in our quarterly operating results or lack of dividends;
•	changes in our funds from operations or earnings estimates;
•	publication of research reports about us or the lodging industry;
•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;
•	adverse market reaction to any additional debt we incur in the future;
•	additions or departures of key management personnel;
•	actions by institutional or other large shareholders;
•	speculation in the press or investment community;
•	the realization of any of the other risk factors incorporated by reference into this prospectus;
•	the extent of investor interest in our securities;
•	the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;
•	our underlying asset value;
•	investor confidence in the stock and bond markets generally;
•	changes in tax laws;
•	future equity issuances;
•	failure to meet earnings estimates;
•	failure to maintain our REIT qualification;
•	changes in our credit ratings; and
•	general market and economic conditions.
In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us, including our financial condition, results of operations, cash flow and the per share trading price of our common stock.
Our largest shareholders hold significant voting power and have the right to designate directors, which provides these shareholders with significant power to influence our business and affairs.
Real Estate Investment Group VII L.P., Real Estate Strategies L.P. and Efanur, affiliates of IRSA, beneficially own approximately 27.8% of our outstanding common stock, and SREP, an affiliate of SREP III and StepStone, owns approximately 24.2% of our outstanding common stock.
If all of all holders of our common stock and Series E Preferred Stock exercise the subscription rights issued to them and this rights offering is therefore fully subscribed, the beneficial ownership percentage of our outstanding common stock of (1) the affiliates of IRSA would increase from 27.8% to 28.1% , (2) the affiliates of StepStone would increase from 24.2% to 24.5%, and (3) all other holders would decrease from an aggregate of 48.0% to 47.4%.
If no shareholders, except for Efanur, exercise their subscription rights in this rights offering, SREP III will acquire 2,888,177 shares of our common stock at the subscription price pursuant to the Backstop Commitment, following which (1) affiliates of StepStone would beneficially own approximately 36.2% of our outstanding common stock, (2) affiliates of IRSA would beneficially own 27.8% of our outstanding common stock, and (3) all other holders would beneficially own approximately 36.0% of our outstanding common stock.
In connection with the issuance of our Series E Preferred Stock, we entered into agreements with Real Estate Strategies L.P., later joined by Real Estate Investment Group VII L.P. and Efanur, affiliates of IRSA, which we refer to collectively as RES, and with SREP, affiliate of StepStone, relating to certain governance rights and future issuances of our common stock. Among other things, the agreements provide that, as long as the Series E Stock is outstanding at the time and 14% or more voting control of the Company is held by RES or SREP, until March 16, 2021, we cannot, without the prior consent of RES and SREP, (i) issue shares of our common stock below the price of $10.40 per share until an aggregate of $100 million of common stock has been sold and (ii) thereafter, issue shares of our common stock below the price of $11.18 per share.

RES and SREP beneficially own all of the shares of our Series E Preferred Stock. The articles supplementary setting forth the terms of the Series E Preferred Stock also provide that we need the consent of the holders of at least 75% of the Series E Preferred Stock in order to amend the articles supplementary in a way that would adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock, and such consent to authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking on a parity with or senior to, the Series E Preferred Stock. So long as 434,750 shares of Series E Preferred Stock (47% of the originally issued shares of Series E Preferred Stock) remain outstanding, we also need the consent of the holders of at least 75% of the Series E Preferred Stock for, among other things, certain mergers, transactions, dividend distributions, ownership exemptions. See “Description of Capital Stock—Series E Preferred Stock.”
The agreements with RES and SREP also provide that each of RES and SREP and their affiliates have the right to purchase our equity shares or securities convertible into our equity shares in our public and non-public offerings of our equity securities or securities convertible into our equity securities for cash proportional to their combined fully diluted beneficial ownership of our common stock (including common stock issuable upon conversion of the Series E Preferred Stock and exercise of the warrants) at the same price and on the same terms as offered to others in the rights offering.
In addition, pursuant to board designation agreements, RES has designated three of our current nine directors and SREP has designated three of our current nine directors. Each of RES and SREP has agreed to vote for the nominees for director recommended by our board of directors and voting together they have the ability to elect all of our directors and will continue to have such ability following the rights offering until such time as their collective voting power falls below 50%.
By virtue of its voting power and board designation rights, each of RES and SREP have the power to significantly influence our business and affairs and the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers or sales of assets. The interests of RES and StepStone may differ from the interests of our other shareholders and, given their significant ownership in us, they may influence opportunities that have an effect on our business, liquidity, financial condition and results of operations.
In addition, the concentration of ownership of various classes of our capital stock may have the effect of delaying or preventing a change in control of our company, including a transaction that would be in the best interests of our shareholders and result in a premium to the price of our common stock. As a result, the concentration of ownership of various classes of our capital stock might negatively affect the market price of our common stock.
The holders of the Series E Preferred Stock have rights senior to holders of common stock.
RES and SREP, our largest holders of common stock, also own all of the issued and outstanding shares our Series E Preferred Stock. The Series E Preferred Stock ranks senior to our common stock and any other preferred stock issuances and receives preferential cumulative cash dividends at a rate of 6.25% annually per annum of the $10.00 face value per share. If we fail to pay a dividend then during the period that dividends are not paid, additional dividends accrue at a rate of 9.50% per annum on the unpaid amount. Dividends on the Series E Preferred Stock accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared, and whether or not such dividends are prohibited by agreement. As of September 30, 2020, there are $603,000 of accrued but unpaid dividends related to the Series E Preferred Stock not yet declared by our board of directors.
Our issuance of 4,000,000 additional shares of our common stock at the subscription price may reduce the market price for our common stock and dilute your beneficial ownership.
The issuance of 4,000,000 additional shares in this rights offering at the subscription price may reduce the market price of our common stock. Also, further sales of substantial amounts of our capital stock or debt securities convertible into or exercisable or exchangeable for capital stock in the public market or the perception that such sales might occur could reduce the market price of our common stock and the terms upon which we may obtain additional equity financing in the future.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or preferred stock, which may be senior to our common stock upon liquidation and for the purposes of distributions, may cause the market price of our common stock to decline.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including additional series of our preferred stock. We will be able to issue additional shares of preferred stock without shareholder approval, unless shareholder approval is required by applicable law or the rules of the NYSE American stock exchange or any other stock exchange or automated quotation system on which our securities may be listed or traded. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Furthermore, preferred stock and debt generally have a preference distribution or interest payments that could limit our ability to make a distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we may issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution of owners of our common stock. Other than affiliates of IRSA and affiliates of StepStone, holders of our common stock are not entitled to preemptive rights or other protections against dilution. We have previously issued a series of preferred stock, which ranks senior to our common stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up. See “Description of Capital Stock.”
Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their interests.
The consolidated financial statements incorporated by reference into the prospectus have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.
The novel coronavirus (COVID-19) has reduced travel significantly and adversely affected the hospitality industry in general. The actual and threatened spread of COVID-19 globally or in the regions in which we operate, or future widespread outbreak of infectious or contagious disease, can continue to reduce national and international travel in general. The extent to which the hospitality industry, and thus our business will be affected by COVID-19 will largely depend on future developments which we cannot accurately predict, and the impact on customer travel, including the duration of the outbreak, the continued spread and treatment of COVID-19, and new information and developments that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. To the extent that travel activity in the U.S. is and will be materially and adversely affected by COVID-19, business and financial results of the hospitality industry, and thus our business and financial results, could be impacted.
We believe we can generate the liquidity required to operate through this crisis through a combination of the continued operation of our portfolio with significant cost reduction measures in place, and, if necessary, additional debt and equity financings. However, there can be no assurance that we will be able to obtain such financing on acceptable terms or at all.
Additionally, although the Company was in compliance with, or obtained waivers with respect to, all its debt covenants as of September 30, 2020, management had determined that the Company may violate certain financial covenants under its debt agreements within the next twelve months if covenant waivers or amendments are not obtained. The Company believes that it has reduced this risk with the recent beneficially modification of its senior credit facility on November 18, 2020. However, if the Company were to violate one or more financial covenants, the lenders could declare the Company in default and could accelerate the amounts due under a portion or all of the Company’s outstanding debt. The Company believes it will receive such waivers or amendments before any covenants are violated. However, any waivers or amendments would be granted at the sole discretion of the lenders, and there can be no assurance that the Company will be able to obtain such waivers or amendments.
Based on a combination of these factors and the guidance in U.S. GAAP that requires that, in making this determination for the one year period following the date of the financial statements, the Company cannot consider this rights offering, future fundraising activities or the likelihood of obtaining covenant waivers or amendments, all of which are outside of the Company's sole control, the Company determined, as disclosed in its Form 10-Q for the fiscal quarter ended September 30, 2020 filed with the SEC, that there is substantial doubt about the Company’s ability to continue as a going concern for the one year period after the date the financial statements were issued. Management believes it will obtain required waivers or amendments from its lenders before any covenants are violated given that conditions are not exclusive to the Company and based on the actions of lenders thus far in this crisis, including waivers or amendments already granted to the Company. However, there can be no assurance that the Company will be able to obtain waivers or amendments on acceptable terms or at all. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus and the documents incorporated into this prospectus by reference are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include statements about our intention with respect to our business, our markets, our belief that we have the liquidity and capital resources necessary to meet our known obligations; and other statements preceded by, followed by or otherwise including words such as “believe,” “expect,” “intend,” “project,” “anticipate,” “potential,” “may,” “will,” “designed,” “estimate,” “should,” “continue” and other similar expressions. These statements indicate that we have used assumptions that are subject to a number of risks and uncertainties that could cause our actual results or performance to differ materially from those projected.
Although we believe that the expectations reflected in forward-looking statements are based on reasonable assumptions, you should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Statements regarding the following subjects, among others, may be forward-looking:
•	the use of the proceeds of this rights offering;
•	the state of the U.S. economy generally or in specific geographic regions in which we operate, and the effect of general economic conditions on the lodging industry in particular;
•	our ability to maintain relationships with hotel management companies and franchisors;
•	the operating strategies and results of our hotel management companies;
•	market conditions, including occupancy levels and rates;
•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impart of these actions, initiatives and policies;
•	our ability to identify and acquire properties that meet our investment criteria;
•	ability to sell non-core hotels and redeploy the capital;
•	the level and volatility of prevailing market interest rates and general economic conditions;
•	financing risks, such as our inability to refinance debt as it matures or to obtain debt or equity financing on favorable terms, or at all;
•	our ability to obtain waivers of our lenders of financial covenants if necessary;
•	our ability to pay dividends
•	ownership dilution of holders of our common stock upon exercise of preemptive or conversion rights by holders of Series E Preferred Stock;
•	our ability to maintain our qualification as a REIT for federal income tax purposes;
•	compliance with applicable laws, including those concerning the environment and access by persons with disabilities;
•	the availability and cost of insurance; and
•
other factors discussed under the heading “Risk Factors” in our Form 10-K and in other documents we have filed with the Securities and Exchange Commission, or SEC, and which we incorporate by reference into this prospectus.

In light of these uncertainties, the events anticipated by our forward-looking statements might not occur and we caution you not to place undue reliance on any of our forward-looking statements. Except as required by law, we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, and those statements speak only as of the date made. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements should not be construed as exhaustive.

USE OF PROCEEDS
The net proceeds and this rights offering and the Backstop Commitment will be approximately $   after deducting estimated expenses.
We are conducting this rights offering to raise capital proceeds, that together with the exercise of the Backstop Commitment, equals $10.0 million as part of our agreement with the lenders on our secured credit facility pursuant to which we obtained favorable modifications to our secured credit facility. SREP III has agreed, pursuant to the Backstop Commitment to apply monies owed to it by the Company under the StepStone Loan to purchase at a price per share equal to the subscription price, an aggregate number of shares of our common stock equal to (x) $10.0 million minus (y) the aggregate proceeds of this rights offering, divided by the subscription price. Additionally, Efanur has advised that it will apply monies owed to it under the IRSA Loan to fully exercise the subscription rights granted to it in this rights offering.
We intend to use the net proceeds from the exercise of the subscription rights to repay the portion of the StepStone Loan we owe to SREP III that is not used to purchase shares of our common stock pursuant to this rights offering or pursuant to the Backstop Commitment.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2020 and our capitalization on a pro forma basis to give effect to the sale of 4,000,000 shares of our common stock in this rights offering or pursuant to the Backstop Commitment at a subscription price of $2.50 per whole share, and our receipt and application of the net proceeds from that sale. This table should be read in conjunction with “Use of Proceeds” included elsewhere in this prospectus and our consolidated audited and unaudited financial statements and the notes thereto incorporated by reference in this prospectus.
	As of September 30, 2020
	Actual	As adjusted
	(In thousands, except share and per share amounts)
Long-term debt of $180,322 (actual) and $170,322 (as adjusted)*, net of deferred financing of $1,007 (actual and as adjusted)	$179,315	$169,315

Convertible debt, at fair value	1,025	1,025

Total Debt	180,340	170,340

Shareholders' Equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $9,853 (actual and as adjusted)	10,050	10,050
Common stock*, $.01 par value, 200,000,000 shares authorized; 12,007,712 (actual) and 16,007,712 (as adjusted)	120	160

Additional paid-in capital	233,400	243,360

Accumulated deficit	(162,067)	(162,067)
Total Shareholders' Equity	81,503	91,503
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $11 (actual and as adjusted)	44	44

Total Equity	81,547	91,547

Total Capitalization	$261,887	$261,887
*	On November 19, 2020, $10,000,000 of long-term debt was repaid with borrowings from the IRSA Loan and StepStone Loan.
**
Common stock outstanding on an actual and as adjusted basis excludes (i) 4,215 shares of common stock reserved for issuance upon redemption of limited partnership interest in Condor Hospitality Limited Partnership, (ii) 97,269 shares of common stock issuable upon conversion of our convertible debt, and (iii) 668,111 shares of common stock issuable upon conversion of our Series E Preferred Stock.

THE RIGHTS OFFERING
Before deciding whether to exercise your subscription rights, you should carefully read this prospectus, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus.
Reasons for the Rights Offering
Our board of directors considered various factors in evaluating this rights offering, the StepStone Loan, the IRSA Loan and the Backstop Commitment, including:
•	our current capital resources and our needs in the current economic climate and the adverse effect of the COVID-19 pandemic on the hospitality industry;
•
in order to obtain the following favorable modifications of our secured credit facility, our lenders thereto required the payment of $10.0 million on our outstanding balance of our secured credit facility with proceeds of an equity investment;

○	set the size of the secured credit facility at $130.0 million;
○	extend the maturity of the secured credit loan facility to January 2, 2023;
○	borrowing base appraisal requirement on March 31, 2020 from as is value to as stabilized value;
○	eliminate, replace and ease covenants in a manner that management deemed favorable to the Company; and
○	anticipated borrowing availability increase;
•	the fact that the StepStone Loan, IRSA Loan and Backstop Commitment assured a $10.0 million equity investment;
•	the size and timing of this rights offering;
•	all shareholders of the Company are permitted to acquire their pro rata share of common stock in this rights offering;
•	the potential dilution to our current shareholders if they choose not to participate in this rights offering;
•	the potential impact of this rights offering on the public float for our common stock;
•	willingness of SREP III to enter into the StepStone Loan, only if it had provisions for SREP III to participate as a backstop of this rights offering at a purchase price of $2.50 per share;
•	the Backstop Commitment assuring a $10.0 million equity raise;
•	the impact of the StepStone Loan and IRSA Loan provisions for a $2.50 purchase price per share of our common stock in a potential private placement;
•	the fact that the purchase price of $2.50 per share for the Backstop Commitment is firm;
•	expectation that capital raised by other methods would include significant discount to market price and investment banker fees or more costs and with execution risk; and
•
the low level of execution risk of raising capital in this rights offering with the Backstop Commitment because of the familiarity of the Company with transactions with StepStone, SREP III’s affiliate, and StepStone’s record of consummation of transactions entered into with the Company.

Terms of the Offer
We are issuing to the holders of our common stock and Series E Preferred Stock as of the record date non-transferable subscription rights to subscribe for an aggregate of up to 4,000,000 shares of our common stock. Each holder, who we refer to as a subscription rights holder or you, is being issued one non-transferable right for each share of our common stock owned on the record date (1 for 1) and one non-transferrable right for every 1.3845 shares of Series E Preferred Stock that you own on the record date (1 for 1.3845). Each right entitles you to purchase 0.31556 shares of our common stock, which we refer to as the subscription right, at a price of

$2.50 per whole share, which we refer to as the subscription price. Subscription rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock will be issued in this rights offering.
Subscription rights may be exercised at any time during the subscription period, which commences on    , and ends at 5:00 p.m., New York City time, on     , the expiration date, unless extended by us.
The shares of our common stock issued upon the exercise of subscription rights will be listed on the NYSE American stock exchange under the symbol “CDOR.” The subscription rights will be evidenced by subscription certificates which will be mailed to shareholders, except as discussed below under “Foreign Shareholders.”
For purposes of determining the number of shares a subscription rights holder may acquire in this rights offering, broker-dealers, trust companies, banks or others whose shares are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the subscription rights that are issued to Cede or the other depository or nominee on their behalf.
There is no minimum number of subscription rights which must be exercised in order for this rights offering to close.
We will not offer or sell to you in connection with this rights offering any shares of common stock that are not subscribed for pursuant to the subscription rights or the over-subscription right. SREP III, however, has agreed to backstop this rights offering pursuant to the Backstop Commitment. See “The Backstop Agreement—The Backstop Commitment.”
Expiration of this Offer
This rights offering will expire at 5:00 p.m., New York City time, on     , unless extended by us, and subscription rights may not be exercised thereafter.
We may determine to extend the subscription period, and thereby postpone the expiration date, to the extent our Audit Committee determines that doing so is in the best interest of our shareholders.
Any extension of this rights offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.
Determination of the Subscription Price
The $2.50 subscription price was approved by the members of our board of directors who are not employed by StepStone. In approving the subscription price, our board considered, among other things, the following factors:
•	the backstop purchase price of $2.50 at which SREP III was willing to provide the Backstop Commitment;
•	the fact that the subscription rights will be non-transferable;
•
the low level of execution risk of raising of capital in this rights offering with the Backstop Commitment because of the familiarity of the Company with transactions with StepStone, SREP III’s affiliate, and StepStone’s record of consummation of transactions entered into with the Company;

•	the terms and expenses of this rights offering relative to other alternatives for raising capital and our advisors and our ability to access capital through such alternatives and the execution risk;
•	the size of this rights offering; and
•	the general condition of the securities market for REITs focused on hotel properties in the current economic climate and the adverse effect of the COVID-19 pandemic on the hospitality industry.

Subscription and Information Agent
Broadridge will act as the subscription and information agent in connection with this rights offering. Broadridge will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $14,000, plus reimbursement for all out-of-pocket expenses related to this rights offering.
Completed subscription certificates must be sent together with full payment of the subscription price for all whole shares subscribed for through the exercise of the right and to the subscription agent by one of the methods described below. We will accept only properly completed and duly executed subscription certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., New York City time, on the expiration date of this rights offering or by the close of business on the third business day after the expiration date of this rights offering following timely receipt of a notice of guaranteed delivery. See “Payment for Shares” below. In this prospectus, close of business means 5:00 p.m., New York City time, on the relevant date.
Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery:
Contact an Eligible Guarantor Institution, which may include a commercial bank or trust company, a member firm of a domestic stock exchange or a savings bank or credit union, to notify us of your intent to exercise the subscription rights.

By Hand or Overnight Courier:	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

By Regular Mail:	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718
Delivery to an address other than one of the addresses listed above may not constitute valid delivery and, accordingly, may be rejected by us.
Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus or subscription certificates or notices of guaranteed delivery may be directed to the subscription agent at its telephone number and address listed below:
Broadridge Corporate Issuer Solutions, Inc.
Toll-free: (855) 793-5068
Email: shareholder@Broadridge.com
Shareholders may also contact their broker-dealers or nominees for information with respect to this rights offering.
Methods for Exercising Subscription Rights
Exercise of the Subscription Right
Subscription rights are evidenced by subscription certificates that, except as described below under “Foreign Shareholders,” will be mailed to record date shareholders or, if a record date shareholder’s shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee. Subscription rights may be exercised by completing and signing the subscription certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate to the subscription agent, together with payment in full for the shares at the estimated subscription price by the expiration date of this rights offering. Subscription rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, to guarantee delivery of payment and delivery of a properly completed and duly executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the third business day after the expiration date. A fee may be charged by your broker, trustee or other nominee for this service. Completed subscription certificates and related payments must be received by the subscription agent prior to 5:00 p.m., New York City time, on or before the expiration date (unless payment is effected by means of a notice of guaranteed delivery as described below under “Payment for Shares”) at the offices of the subscription agent at the address set forth above. All exercises of subscription rights are irrevocable.
Record Date Shareholders Whose Shares are Held by a Nominee
Record date shareholders whose shares are held by a nominee, such as a bank, broker-dealer or trustee, must contact that nominee to exercise their subscription rights. In that case, the nominee will complete the subscription certificate on behalf of the record date shareholder and arrange for proper payment by one of the methods set forth under “Payment for Shares” below.
Nominees
Nominees, such as brokers, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the subscription rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the subscription agent with the proper payment as described under “Payment for Shares” below.
General
All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.
We reserve the right to reject any exercise of subscription rights if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.
The Subscription Rights are Not Transferable
The subscription rights are non-transferable and we do not intend to list the subscription rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no market for the subscription rights.
Foreign Shareholders
Subscription certificates will not be mailed to foreign shareholders. Foreign shareholders will receive written notice of this rights offering. The subscription agent will hold the subscription rights to which those subscription certificates relate for these shareholders’ accounts until instructions are received to exercise the subscription rights, subject to applicable law.
Payment for Shares
Participating subscription rights holders may choose between the following methods of payment:
(1)
A participating subscription rights holder may send the subscription certificate together with payment for the shares acquired in the subscription right to the subscription agent based on the subscription price of executed subscription certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above (see “—Subscription Agent”), at or prior to 5:00 p.m., New York City time, on the expiration date.

(2)
A participating subscription rights holder may request an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act to send a notice of guaranteed delivery or otherwise guaranteeing delivery of (i) payment of the full subscription price for the whole shares subscribed for in the subscription right and any additional shares subscribed for pursuant to the over-subscription right and (ii) a properly completed and duly executed subscription certificate. The subscription agent will not honor a notice of guaranteed delivery unless a properly completed and duly executed subscription certificate and full payment for the shares is received by the subscription agent at or prior to 5:00 p.m., New York City time, on        , unless this rights offering is extended by us.

All payments by a participating subscription rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the United States and payable to Broadridge Corporate Issuer Solutions, Inc. Payment also may be made by wire transfer to U.S. Bank, ABA # 123000848, Account # 153910728465, Broadridge FBO Condor Hospitality Trust, Inc., with reference to the subscription rights holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.
The method of delivery of subscription certificates and payment of the subscription price to us will be at the election and risk of the participating subscription rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., New York City time, on the expiration date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.
Whichever of the two methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment. If a participating subscription rights holder who subscribes for shares as part of the subscription right does not make payment of any amounts due by the expiration date, the date guaranteed payments are due under a notice of guaranteed delivery or within ten business days of the confirmation date, as applicable, the subscription agent reserves the right to take any or all of the following actions: (i) apply any payment actually received by it from the participating subscription rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating subscription rights holder upon exercise of the right; and/or (ii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares.
All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us, whose determinations will be final and binding. We may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.
Participating subscription rights holders will have no right to rescind their subscription after receipt of their payment for shares.
Delivery of Shares
Shareholders whose shares are held of record by Cede or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or the other depository or nominee. With respect to all other shareholders, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to 15 business days from the expiration date.
Termination
If this rights offering is terminated, all subscription rights will expire without value and we will promptly arrange for the refund, without interest or penalty, of all funds received from subscription rights holders.

All monies received by the subscription agent in connection with this rights offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if we determine to terminate this rights offering and return your subscription payment.
Ownership Restrictions
A subscription rights holder may not exercise subscription rights to the extent that any such exercise would result in such holder beneficially owning more than 9.9% of our issued and outstanding common stock after giving effect to such holder’s purchase under the subscription rights unless we exempt the limitation and such ownership does not result in the loss of our REIT status.
No Recommendation to Shareholders
Our board of directors has not made, nor will they make, any recommendation to shareholders regarding the exercise of subscription rights under this rights offering. We cannot predict the price at which our shares of common stock will trade after this rights offering. You should consult with your legal, tax and financial advisors prior to making your independent investment decision about whether or not to exercise your subscription rights.
As of the record date, SREP beneficially owned approximately 24.2% of our outstanding common stock, and approximately 47.8% of our Series E Preferred Stock, and three of our nine directors were designated for election to our board of directors by SREP. You should not view the intentions of SREP or as a recommendation or other indication, by them, or any member of our board of directors, regarding whether the exercise of the subscription rights is or is not in your best interests.
Shareholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will remain above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise or sell your subscription rights, you will lose any value represented by your subscription rights, and if you do not exercise your subscription rights in full, your percentage ownership interest in the Company will be diluted. For more information on the risks of participating in this rights offering, see the section of this prospectus entitled “Risk Factors.”
Effect of This Offering on Existing Shareholders; Interests of Certain Shareholders, Directors and Officers
After giving effect to this rights offering, assuming that it is fully subscribed, we would have approximately    shares of common stock outstanding, representing an increase of approximately 33% in our outstanding shares as of the record date. If you fully exercise the subscription rights that we distribute to you, your proportional interest in us will remain the same. If you do not exercise any subscription rights, or you exercise less than all of your subscription rights, your interest in us will be diluted, as you will own a smaller proportional interest in us compared to your interest prior to this rights offering.
As of the record date, SREP beneficially owned approximately 24.2% of our outstanding common stock and approximately 47.8% of our Class E Preferred Stock. SREP will have the right to subscribe for and purchase shares of our common stock under the right, but it has no obligation to do so.
Whether or not SREP exercises its subscription rights in this rights offering and assuming that no other holders exercise their subscription rights in this rights offering, SREP will acquire an aggregate of 4,000,000 shares of our common stock at the subscription price pursuant to the aggregate of the exercise of its subscription rights and SREP III exercise of the Backstop Commitment, following which SREP and its affiliates would beneficially own approximately 43.2% of our outstanding common stock and (2) all other holders would beneficially own approximately 56.8% of our outstanding common stock. All ownership percentages described in this paragraph are based upon out outstanding common stock and the beneficial ownership of SREP as of the record date. Except as a result of any increase in its ownership of our common stock and related subscription rights, SREP and its affiliates will not obtain any additional governance or control subscription rights as a result of this rights offering.
The number of shares of our common stock outstanding listed in each case above assumes that (1) all of the other shares of our common stock issued and outstanding on the record date will remain issued and outstanding and owned by the same persons as of the closing of this rights offering and (2) we will not issue any shares of common stock in the period between the record date and the closing of this rights offering.

Further, by virtue of SREP and its affiliates’ ownership, they are able to control or otherwise exert substantial influence over us, including our business strategy and policies, mergers or other business combinations, acquisition or disposition of assets, future issuances of our common stock, debt or other securities, the incurrence of debt or obtaining other sources of financing, and other matters relating to our business and operations. So long as SREP and its affiliates continue to control a substantial percentage of the Company’s outstanding capital stock, they will continue to exert substantial influence over us and will have the ability to determine the outcome of any matters submitted to a vote of our shareholders.
SREP’s interests may not always be consistent with our interests or with the interests of our other shareholders. To the extent that conflicts of interest may arise between us and SREP and its affiliates, those conflicts may be resolved in a manner adverse to us or our other shareholders.
In addition, SREP and its affiliates will be entitled to certain registration rights with respect to any shares of our common stock they acquire under the Backstop Commitment, pursuant to the Investor Rights Agreement dated March 16, 2016 by and among us, SREP and StepStone Group Real Estate LP. See “The Backstop Agreement—Registration Rights” for more information.
Material U.S. Federal Income Tax Treatment of Subscription Rights Distribution
The receipt and exercise of subscription rights by shareholders should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material Federal Income Tax Considerations.”
Shares of Our Common Stock Outstanding After this Rights Offering
As of the record date,   shares of our common stock were issued and outstanding. Assuming no additional shares of common stock have been or will be issued by the Company after the record date and prior to consummation of this rights offering and assuming it is fully subscribed, we expect approximately   shares of our common stock will be outstanding immediately after completion of this rights offering and issuance of any shares pursuant to the Backstop Commitment.
Other Matters
We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in this rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in this rights offering.

THE BACKSTOP AGREEMENT
The Backstop Commitment
On December 7, 2020, we entered into a Backstop Agreement, or the Backstop Agreement, with SREP III, an affiliate of SREP. Pursuant to the Backstop Agreement we agreed to issue and sell to SREP III, and SREP III has agreed to purchase from us, an aggregate number of shares of our common stock equal to (x) $10.0 million, minus (y) the aggregate proceeds of this rights offering divided by the subscription price, at a price per share equal to the subscription price, subject to the terms and conditions of the Backstop Agreement. We refer to the transactions contemplated by the Backstop Agreement as the Backstop Commitment.
As of the record date, SREP, beneficially owned approximately 24.2% of our outstanding common stock and 47.8% of our Class E Preferred Stock, and three of our nine directors were designated for election to our board of directors by SREP. SREP III, an affiliate of SREP, has provided the Backstop Commitment in the event the proceeds from this rights offering are less than $10.0 million. See “The Rights Offering—Effect of Rights Offering on Existing Shareholders; Interests of Certain Shareholders, Directors and Officers.”
Closing Conditions
The closing of the transactions contemplated by the Backstop Agreement is subject to the satisfaction or waiver of customary conditions, including (i) a rights offering of the Company’s common stock shall have been made in accordance with the Backstop Agreement and on terms substantially as stated in this prospectus, (ii) the expiration date of the rights offering shall have occurred on or prior to May 31, 2021, (iii) the representations and warranties of the Company set forth in the Backstop Agreement shall have been true and correct as of the date of the Backstop Agreement, shall remain true and correct as of the date of issue and sale in this rights offering and the Backstop Commitment, except to the extent made as of a specific date and the Company shall have delivered a certificate of an officer of the Company certifying as to the foregoing, (iv) all obligations, covenants and agreements of the Company required to be performed at or prior to the expiration date of the rights offering shall have been performed, and the Company shall have delivered a certificate of an officer of the Company certifying as to the foregoing, (v) the Company shall have granted SREP III an exemption from the ownership limitation set forth in the Company’s articles of incorporation, and (vi) the Company shall have delivered a certificate of the secretary of the Company certifying as to the board of directors resolutions approving the transactions contemplated by the Backstop Agreement.
Termination
The Backstop Agreement may be terminated at any time prior to the closing of the transactions contemplated by the Backstop Agreement as follows:
•	by SREP III upon the failure by us to meet any of the conditions for closing of the Backstop Commitment;
•
by the Company if SREP III takes any action that would be a breach of the Backstop Agreement, and if such breach is not cured within five (5) business days after receipt of written notice from the Company to SREP III;

•	by mutual written consent of the Company and SREP III, and
•	automatically terminated upon the date on which this rights offering is withdrawn or terminated.
Indemnification
We have agreed to indemnify and hold harmless SREP III and its directors, officers, shareholders, members, partners, employees and agents, each person who controls SREP III (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such indemnified person may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Backstop Agreement or (ii) any action instituted against any such indemnified person in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such indemnified persons, with respect to any of the transactions contemplated under the Backstop Agreement (unless such action is based upon a breach of such indemnified persons’ representations, warranties or covenants in the Backstop Agreement or any agreements or understandings such indemnified person may have with any such shareholder or any violations by such indemnified person of state or federal securities laws or any other conduct by such indemnified person which constitutes fraud or gross negligence).
Registration Rights
The purchase of shares of our common stock by SREP III pursuant to the Backstop Commitment would be effected in a transaction exempt from the registration requirements of the Securities Act and would not be registered pursuant to the registration statement of which this prospectus forms a part. SREP III will be entitled to certain registration rights with respect to any shares of our common stock they acquire in this rights offering or pursuant to the Backstop Commitment, pursuant to the Investor Rights Agreement dated March 16, 2016 by and among us, SREP and StepStone Group Real Estate LP.
THE LOANS
Effective on November 19, 2020, the Company entered into an amendment of its credit agreement with KeyBank National Association and the other lenders thereto, or as amended the Credit Agreement.
On November 18, 2020, the Company separately entered into the StepStone Loan and the IRSA Loan, or the Notes or Note. Pursuant to the Notes, the Company borrowed in the aggregate $10,000,000 from SREP III and Efanur and used the proceeds to repay a portion of the loan outstanding under the Credit Agreement, in order to obtain favorable modification of the Credit Agreement effective on November 19, 2020. Each of the Notes matures upon the earliest to occur of (a) the closing of a rights offering or a non-rights offering conversion in an amount equal to the outstanding principal balance of the respective Note, (b) the acceleration of the respective Note on or after the occurrence of an event of default and (c) January 2, 2023.
If the principal due under each Note is not converted to common stock of the Company or the Notes are not otherwise paid in full on or before July 1, 2021 (or August 30, 2021 if the conversion becomes subject to an SEC review proceeding), an event of default will occur under the Credit Agreement, where the obligations may be accelerated and the lenders may declare all amounts thereunder immediately due and payable.
Each of the Notes accrues interest at 10.00% per annum exclusive of any portion of the principal that is used in a rights offering and, in the case of the Note in favor of SREP III, any backstop commitment, provides for the interest rate to increase to 20% upon an event of default or if any amounts under the applicable Note are outstanding after May 31, 2021, provides for the capitalization of interest and provides for the payment of all accrued and unpaid interest and principal on the maturity date. Each of the Notes also provides, subject to a make whole fee payable to SREP III and Efanur, as applicable, for the interest rate to increase to 25% upon a determination by the disinterested members of the board of directors of the Company (a) not to proceed with, or to terminate, a rights offering, (b) to prohibit a non-rights offering conversion or (c) not to seek shareholder approval of the transactions contemplated by the Notes, including the issuance of shares of common stock of the Company and the conversion price, or Shareholder Approval, because the failure to make any such determination would reasonably be expected to constitute a breach of the directors’ duties under Maryland law, we refer to as a Board Decision.
Subject to receipt of Shareholder Approval or a Board Decision, SREP III and Efanur may elect to convert the principal due under the applicable Note into common stock of the Company in connection with this rights offering or any future rights offering commenced by the Company for 4,000,000 shares of common stock of the Company at a price of $2.50 per share. Pursuant to the Note in favor of SREP III, the Company has committed to offer to SREP the option to purchase any shares of common stock of the Company underlying any unexercised subscription rights in any such rights offering. Efanur, with the consent of SREP III, may be permitted to participate in the Backstop Commitment. If Efanur is permitted to participate in the Backstop Commitment, the number of shares of common stock that SREP III would receive pursuant to the Backstop Commitment would be reduced by the number of shares of common stock that Efanur is permitted to acquire as part of its participation in the Backstop Commitment.
If any amounts remain unpaid on the applicable Note after May 31, 2021 or, if earlier, the termination, rescission or rejection of the rights offering, subject to receipt of Shareholder Approval or a Board Decision,

SREP III and Efanur may elect to convert the principal due under the applicable Note into 4,000,000 shares of common stock of the Company at a price of $2.50 per share, or a Non-Rights Offering Conversion. Efanur, with the consent of SREP III, may be permitted to purchase a portion of the StepStone Loan. If Efanur purchases a portion of the StepStone Loan, the number of shares that SREP III receives in the Non-Rights Offering Conversion would be reduced by the number of shares of common stock that Efanur acquires pursuant to the portion of the StepStone Loan acquired.
The issuance of shares in a Rights Offering or Non-Rights Offering Conversion is subject to receipt of the shareholder approval, which the Company committed to seek at a special meeting of shareholders expected to be held no later than January 31, 2021.
In the event of a Board Decision in order to accept an unsolicited cash offer for newly issued common stock or securities convertible into common stock of the Company, then upon consummation of any such sale, the Company is required to pay SREP III and Efanur a make whole fee, equal to (a) the difference between $2.50 per share and the higher cash purchase price per share in the unsolicited cash offer (b) multiplied by the number of respective shares issued to SREP III and Efanur pursuant to their exercise of their preemptive rights in such sale.
SREP III and Efanur have entered into separate subordination and standstill agreements with KeyBank National Association that govern the subscription rights of SREP III and Efanur, as applicable, to seek payment under and enforce remedies under the applicable Note.
In connection with the entry into of the Notes, on November 18, 2020, the Company entered into separate Voting Agreements with (a) the StepStone Shareholders, which are affiliates of SREP III, and (b) the IRSA Shareholders, which are affiliates of Efanur and IRSA. Pursuant to the Voting Agreements, each of the StepStone Shareholders and IRSA Shareholders separately committed to vote their voting securities in the Company at a special meeting of shareholders to approve the issuance of the common stock, and any change of control that could result from the issuance of the common stock, in a Rights Offering or a Non-Rights Offering Conversion, as required pursuant to NYSE American Company Guide Rule 713. The aggregate voting power of the StepStone Shareholders and IRSA Shareholders committed to vote affirmatively for such matters is sufficient to assure approval of such matters at a shareholders meeting.
SREP III and Efanur Notes may accelerate and declare all amounts due under their Note upon the following events with respect to their Note, each an Event of Default:
•	the Company fails to make any payment of principal or interest on the Note when due;
•
the Company fails to perform, comply with or observe any covenant or undertaking contained in the Note, and such failure continues for a period of thirty (30) days after the Company becomes, or should have become, aware of such failure;

•	if any Company representation, warranty or other statement in or pursuant to the Note is false, erroneous or misleading in any material respect when made;
•
if the Company makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors or makes or sends notice of an intended bulk sale of any business or assets;

•	the commencement of any action for the bankruptcy, dissolution or liquidation or similar proceedings or actions of the Company;
•	the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Company or for any portion of its property, the value of which exceeds $1,000,000) in the aggregate;
•	any breach or default occurs under (x) the Credit Agreement or (y) other indebtedness in excess of $5,000,000, if the holder of the debt could demand the debt to be accelerated;
•
a change of control of the Company as defined in the Credit Agreement occurs or the Company sells all or substantially all of its assets, if the obligations under the Credit Agreement become or are declared to be due and payable or are required to be prepaid; or

•	The failure of the Company to obtain Shareholder Approval by January 31, 2021; or the Rights Offering is not consummated prior to May 31, 2021.
However, an Event of Default pursuant to the last bullet point above does not give either SREP III or Efanur the right under their respective Notes to accelerate the obligations under unless otherwise permitted pursuant to their subordination agreements with the KeyBank National Association.
The Notes were issued to SREP III and Efanur in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, as such issuances of securities were not made in a public offering, the Company did not engage in general solicitation or advertising and SREP III and Efanur are accredited investors.

DESCRIPTION OF CAPITAL STOCK
The following summary discusses the material terms of our capital stock and does not purport to be a complete summary and is qualified in its entirety by reference to Maryland laws and our articles of incorporation and bylaws, copies of which have previously been filed with the SEC. See “Where You Can Find More Information.”
The following summary of the general terms and provisions of our capital stock does not purport to be complete and is based upon and qualified by reference to our articles of incorporation and bylaws, which are either filed as exhibits to our Annual Report on Form 10-K or are incorporated by reference to our Annual Report on Form 10-K. We encourage you to read our articles of incorporation, our bylaws and the applicable provisions of the Maryland General Corporation Law, for additional information.
General
Our articles of incorporation provide that we may issue up to 240,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, $0.01 par value per share, and 40,000,000 shares of preferred stock, $0.01 par value per share. Under Maryland law, our shareholders are not personally liable for our debts and obligations solely as a result of their status as shareholders.
Restrictions on Ownership and Transfer
Our articles of incorporation establish certain restrictions on the original issuance and transfer of shares of our common and preferred stock. Subject to certain exceptions, our articles of incorporation provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws and the federal securities laws, more than 9.9% of:
•	the number of outstanding shares of our common stock, or
•	the number of outstanding shares of our preferred stock of any class or series of preferred stock.
Our articles of incorporation provide that, subject to the exceptions described below, any transfer of common or preferred stock that would:
•	result in any person owning, directly or indirectly, shares of its common or preferred stock in excess of 9.9% of the outstanding shares of common stock or any class or series of preferred stock,
•	result in our common and preferred stock being owned by fewer than 100 persons, determined without reference to any rules of attribution,
•	result in our being “closely held” under the federal income tax laws, or
•
cause us to own, actually or constructively, ten percent or more of the ownership interests in a tenant of our real property (other than our wholly-owned taxable REIT subsidiary, TRS Lessee, Inc., and its wholly-owned subsidiaries), under the federal income tax laws, will be null and void and the intended transferee will acquire no rights in those shares of stock. In addition, the shares to be transferred will be designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit the shares to us for registration in the name of the trust. We will designate the trustee, but the trustee may not be affiliated with us. The beneficiary of the trust will be one or more charitable organizations that we name.
Shares-in-trust will remain shares of issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold the dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases the shares-in-trust for valuable consideration and acquires the shares-in-trust without the acquisition resulting in a transfer to another trust.

Our articles of incorporation require that the prohibited owner of shares-in-trust pay the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust if the record date of the distribution was on or after the date that the shares of stock became shares-in-trust. The trust will pay the prohibited owner the lesser of:
•
the price per share that the prohibited owner paid for the shares of common stock or preferred stock that were designated as shares-in-trust, or, in the case of a gift or devise, the market price per share on the date of such transfer, or

•	the price per share received by the trust from the sale of the shares-in-trust.
The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.
The shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
•	the price per share in the transaction that created the shares-in-trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or
•	the market price per share on the date that we, or our designee, accepts the offer.
“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on that date. The closing price on any date generally means the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading, or if our stock is not so listed or quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of equity stock selected by our board of directors. “Trading day” means a day on which the principal national securities exchange on which shares of our common or preferred stock are listed or admitted to trading is open for the transaction of business or, if our common or preferred stock is not listed or admitted to trading on any national securities exchange, means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
If a shareholder owns, directly or indirectly, 5% or more, or any lower percentage required by federal income tax laws, of our outstanding shares of stock, then he or she must, within 30 days after January 1 of each year, provide us with a written statement or affidavit stating his or her name and address, the number of shares of common and preferred stock owned directly or indirectly and a description of how those shares are held. In addition, each direct or indirect shareholder must provide us with any additional information as we may request to determine any effect on our status as a REIT and to ensure compliance with the ownership limit.
The ownership limit in our articles of incorporation will continue to apply until:
•	our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, and
•	there is an affirmative vote of two-thirds of the number of shares of outstanding common and preferred stock entitled to vote at a regular or special meeting of shareholders.
Transfer Agent
The transfer agent and registrar for our common stock and 6.25% Series E Cumulative Convertible Preferred Stock is American Stock Transfer & Trust Company, LLC.
Description of Common Stock
Voting Rights
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, holders of our common stock possess the exclusive voting power. Except as otherwise required by law or with respect to any outstanding shares of any series of our preferred stock, holders of our common stock vote as a single class. There is no cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, the holders of a majority of the combined voting power of our outstanding shares of common stock have the ability to elect all of the members of our board of directors.
Dividend Rights
Subject to the Maryland General Corporation Law and the preferential rights of any other series of shares of our preferred stock, holders of our common stock are entitled to receive dividends and other distributions if and when authorized and declared by our board of directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to shareholders in the event of liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities.
Other Rights
Pursuant to agreements with Real Estate Strategies L.P. and its affiliates, or RES, an affiliate of IRSA Inversiones y Representaciones Sociedad Anónima, or IRSA, and with SREP III Flight-Investco, L.P., or SREP, an affiliate of StepStone Group Real Estate LP, or StepStone., we granted each of RES and StepStone the right to purchase our equity shares or securities convertible into our equity shares in our public and non-public offerings of our equity securities or securities convertible into our equity securities for cash proportional to their combined fully diluted beneficial ownership of our common stock (including common stock issuable upon conversion of the Series E Preferred Stock, if then convertible, and exercise of the warrants) at the same price and on the same terms as offered to others in the offering. The purchase right terminates on January 31, 2021 for RES or StepStone if they beneficially own at least 1,538,461 shares of common stock at the time of the offering. The purchase right does not apply to issuances of equity securities (a) as employee equity awards or (b) for consideration in acquisition transactions.
Except for the contractual preemptive rights held by RES and StepStone shares of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All of the outstanding shares of our common stock are validly issued, fully paid and nonassessable shares. The shares of common stock issuable pursuant to this prospectus will be duly authorized, validly issued, fully paid and nonassessable shares.
Description of Preferred Stock
Our articles of incorporation permit our board of directors to authorize the issuance of shares of our preferred stock from time to time, in one or more series. Our board of directors may grant the holders of any series of our preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common shareholders. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of some, or a majority, of the shares of our common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of our common stock might receive a premium for their shares of common stock over the then current market price of shares of common stock. We have only one series of preferred stock outstanding at the date of this prospectus, the 6.25% Series E Cumulative Convertible Preferred Stock, or Series E Preferred Stock.
Series E Preferred Stock
Dividends
A holder receives preferential cumulative cash dividends at the rate of 6.25% per annum of the $10.00 liquidation value per share (equivalent to a fixed annual amount of $0.625 per year) as an annual cumulative dividend, payable quarterly for each share of Series E Preferred Stock, when authorized by our board of directors or a duly authorized committee thereof. Dividends are cumulative and accrue, whether or not declared. Accrued but unpaid dividends on the Series E Preferred Stock will accumulate and will earn additional dividends at 9.5% per annum, compounded quarterly.
Rank
With respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, the Series E Preferred Stock will rank (a) prior or senior to the common stock, (b) prior or senior to all classes or series of preferred stock issued by the Company (the “Preferred Stock”), the terms of which specifically provide that such shares rank junior to the Series E Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company (together with the common stock, collectively, “Junior Shares”), (c) on a parity with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company with all classes or series of shares of preferred stock issued by the Company, the terms of which specifically provide that such shares rank on a parity with the Series E Preferred Stock (collectively, “Parity Shares”) and (d) junior to all existing and future indebtedness of the Company.
Liquidation Preference
Upon the Company’s liquidation, dissolution or winding up, before any distribution is made to the holders of common stock or any other capital stock that ranks junior, the holders of the Series E Preferred Stock are entitled to a liquidation preference of $10.00 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment.
Redemption
The Company upon not less than 30 nor more than 60 calendar days’ prior written notice, may at its option at any time or from time to time thereafter, select a redemption date or dates to redeem up to a total of 490,250 shares of Series E Preferred Stock, in all cases for cash at a redemption price equal to the “Redemption Amount”, described below, per share, plus all accrued and unpaid dividends to the date of redemption provided that (x) redemptions are made pro rata (as nearly as practicable without creating factional shares) to all holders of Series E Preferred Stock, and (y) the Company may not borrow funds, or delay making any capital expenditures or paying any operating expenses, for the purpose of making any such partial redemptions.
The “Redemption Amount” with respect to a share of Series E Preferred Stock means:
•	110% of the Liquidation Preference for redemption on or before March 16, 2019;
•	120% of the Liquidation Preference for redemption from March 16, 2019 and prior to March 16, 2020; and
•	130% of the Liquidation Preference for redemption on or after March 16, 2020.
Conversion
The Series E Preferred Stock is convertible, at the option of the holder, at any time on or after February 28, 2019, into common stock, or the Conversion Price, of $13.845 for each share of common stock, which is equal to the rate of 0.72228 share of common stock for each share of Series E Preferred Stock.
Conversion Price
The initial conversion price is $13.845, but the conversion price will be subject to anti-dilution adjustments upon the occurrence of stock splits and stock dividends.
Automatic Conversion
In the event of a “Qualified Pricing Event,” described below, a number of shares of Series E Preferred Stock (including any fraction of a share) as is determined by:
•	multiplying the daily weighted market sales price average by the daily average volume of the common stock during the “Qualified Pricing Event Period,” described below, and then
•	multiplying the result by 15, and then
•	dividing that result by the Liquidation Preference (the “Qualified Number of Shares”)
shall automatically convert into an aggregate number of shares of common stock (including any fraction of a share) as is determined by:
•	multiplying the Qualified Number of Shares (including any fraction of a share) by the Liquidation Preference, and then
•	dividing the result by the Conversion Price then in effect.

No automatic conversion of Series E Preferred Stock will occur during a period of 90 calendar days following an automatic conversion of Series E Preferred Stock (an “Automatic Conversion Limitation Period”) but may occur on the 91st day and any day thereafter, unless prohibited by another Automatic Conversion Limitation Period.
A “Qualified Pricing Event” means the common stock trades for 60 consecutive trading days (or such longer trading period to have at least 5 trading days on which trades occurred) at a weighted market sales price average equal to or greater than 120% of the Conversion Price as reported by any national securities exchange on which the common stock is then listed for trading, or if none, the as reported “over the counter” trade price for such time period (a “Qualified Pricing Event Period”).
Put Rights
The holders have put rights (“Put Rights”) commencing March 16, 2021 to put the Series E Preferred Stock to the Company at 130% of its liquidation preference, which the Company can satisfy with cash or common stock. If the Company uses common stock to satisfy the Put Rights, the value per share of the common stock used to satisfy the Put Rights shall be the greater of (a) the weighted market sale price average per shares of the common stock for the 30 trading days (or such longer trading period as required to have at least 5 trading days on which trades occurred) preceding the put right notice from or a holder of Series E Preferred Stock, or (b) $4.875 per share of common stock.
Articles Amendment
Our articles of incorporation have been amended to eliminate the requirement that our board of directors receive certain shareholder representations and undertakings in connection with granting exemptions from the prohibition in our articles of incorporation for a person owning more than 9.9% of the common stock or 9.9% of any class or series of preferred stock of the Company for conversions of Series E Preferred Stock as long as our board is able to obtain the opinion of counsel required in our articles of incorporation as a condition to our board granting such an exemption.
Voting Rights as a Class
So long as any shares of Series E Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of not less than 75% of the Series E Preferred Stock, voting separately as a class:
•
amend, alter, repeal or make other changes to any provision of the terms of the Series E Preferred Stock of any provision elsewhere in our articles of incorporation of the Company so as to adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof, including without limitation any amendment, alteration, repeal or other change effected in connection with a merger, consolidation or similar transaction (any such transaction, which for the avoidance of doubt does not include any liquidation, dissolution or winding up of the Company, an “Event”);

•
authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking on a parity with, or senior to, the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or otherwise, or reclassify any shares of capital stock into any such shares; or

•	agree or commit to any of the foregoing.

Pursuant to the terms of the Series E Preferred Stock, so long as 434,750 shares of Series E Preferred Stock (47% of the originally issued shares of Series E Preferred Stock) remain outstanding, the Company will not, without the affirmative vote or consent of the holders of not less than 75% of the Series E Preferred Stock then outstanding;
•	merge, consolidate, liquidate, dissolve or wind up the Company or sell, lease or convey all or substantially all of the assets of the Company;
•
engage in any transaction in which the Company is to be a participant and the amount involved exceeds $120,000, other than employment compensation, and in which any of the Company’s directors or executive officers or any member of their immediate families will have a material interest, exclusive of interests arising solely from the ownership of a class of equity securities of the Company provided that all holders of such class of equity securities receive the same benefit on a pro rata basis;

•
except for dividends or distributions of cash from the Company’s funds from operations and except as required to preserve the Company’s qualification as a real estate investment trust under the Code, declare or pay any dividends or other distributions on shares of common stock or any other Junior Shares;

•
grant an exemption from the 9.9% ownership limit set forth in our articles of incorporation or otherwise, provided that our board of directors may grant additional exemptions pursuant to our articles of incorporation to prior recipients of such exemptions, and their affiliates, if such recipients were shareholders as of February 28, 2017;

•	issue any preferred stock of the Company; or
•	agree or commit to do any of the foregoing.
With respect solely to the exercise of the above described voting rights as a class, each share of Series E Preferred Stock has one vote per share.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
Other Rights
RES and StepStone Approval
RES has the right to appoint up to four directors to our board of directors pursuant to the directors designation agreement that RES entered into with us in February 2012. RES may nominate (a) four directors if it owns 34% of the total number of votes represented by our voting stock, (b) three directors if it owns 22% or more but less than 34% of the total number of votes represented by our voting stock, (c) two directors if it owns 14% or more but less than 22% of the total number of votes represented by our voting stock, and (d) one director if it owns 7% or more but less than 14% of the total number of votes represented by our voting stock. For purposes of RES’s right to appoint directors, “voting stock” means capital stock having the power to vote generally for the election of directors of our company and currently consists of our common stock. StepStone has the right to appoint up to three directors to our board of directors pursuant an investor rights agreement that StepStone entered into with us in March 2016. StepStone may nominate (a) three directors if it owns 22% or more of the outstanding voting power of Condor, (b) two directors if it owns 14% or more but less than 22% of the outstanding voting power of Condor and (c) one director if it owns 7% or more but less than 14% of the outstanding voting power of Condor.
As long as either RES or StepStone has the right to designate two or more directors to our board of directors pursuant to their agreements with us, the following requires the approval of RES and/or StepStone:
•	the merger, consolidation, liquidation or sale of substantially all of the assets of Condor;
•	the sale by us of common stock or securities convertible into common stock equal to 20% or more of the outstanding common stock or voting stock; or

•
any transaction by us of more than $120,000 in which any of our directors or executive officers or any member of their immediate family will have a material interest, exclusive of employment compensation and interests arising solely from the ownership of our equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis.

Restrictions on Ownership and Transfer
Our articles of incorporation establish certain restrictions on the original issuance and transfer of shares of our common and preferred stock. Subject to certain exceptions, our articles of incorporation provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws and the federal securities laws, more than 9.9% of:
•	the number of outstanding shares of our common stock, or
•	the number of outstanding shares of our preferred stock of any class or series of preferred stock.
Our articles of incorporation provide that, subject to the exceptions described below, any transfer of common or preferred stock that would:
•	result in any person owning, directly or indirectly, shares of its common or preferred stock in excess of 9.9% of the outstanding shares of common stock or any class or series of preferred stock,
•	result in our common and preferred stock being owned by fewer than 100 persons, determined without reference to any rules of attribution,
•	result in our being “closely held” under the federal income tax laws, or
•	cause us to own, actually or constructively, ten percent or more of the ownership interests in a tenant of our real property (other than TRS Lessee), under the federal income tax laws, will be null and void and the intended transferee will acquire no rights in those shares of stock. In addition, the shares to be transferred will be designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit the shares to us for registration in the name of the trust. We will designate the trustee, but the trustee may not be affiliated with us. The beneficiary of the trust will be one or more charitable organizations that we name.
Shares-in-trust will remain shares of issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold the dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases the shares-in-trust for valuable consideration and acquires the shares-in-trust without the acquisition resulting in a transfer to another trust.
Our articles of incorporation require that the prohibited owner of shares-in-trust pay the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust if the record date of the distribution was on or after the date that the shares of stock became shares-in-trust. The trust will pay the prohibited owner the lesser of:
•
the price per share that the prohibited owner paid for the shares of common stock or preferred stock that were designated as shares-in-trust, or, in the case of a gift or devise, the market price per share on the date of such transfer, or

•	the price per share received by the trust from the sale of the shares-in-trust.
The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.
The shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
•	the price per share in the transaction that created the shares-in-trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or
•	the market price per share on the date that we, or our designee, accepts the offer.

“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on that date. The closing price on any date generally means the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading, or if our stock is not so listed or quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of equity stock selected by the board of directors. “Trading day” means a day on which the principal national securities exchange on which shares of our common or preferred stock are listed or admitted to trading is open for the transaction of business or, if our common or preferred stock is not listed or admitted to trading on any national securities exchange, means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
If a shareholder owns, directly or indirectly, 5% or more, or any lower percentage required by federal income tax laws, of our outstanding shares of stock, then he or she must, within 30 days after January 1 of each year, provide us with a written statement or affidavit stating his or her name and address, the number of shares of common and preferred stock owned directly or indirectly and a description of how those shares are held. In addition, each direct or indirect shareholder must provide us with any additional information as we may request to determine any effect on our status as a REIT and to ensure compliance with the ownership limit.
The ownership limit in our articles of incorporation will continue to apply until:
•	our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, and
•	there is an affirmative vote of two-thirds of the number of shares of outstanding common and preferred stock entitled to vote at a regular or special meeting of shareholders.

DESCRIPTION OF CERTAIN MATERIAL PROVISIONS OF MARYLAND LAW, OUR ARTICLES OF INCORPORATION AND OUR BYLAWS
General
The Maryland General Corporation Law contains provisions that may have the effect of impeding the acquisition of control of a Maryland corporation by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by the corporation’s board of directors. These provisions are designed to reduce, or have the effect of reducing, the corporation’s vulnerability to coercive takeover practices and inadequate takeover bids.
Affiliated Transactions Statute
The Maryland Business Combination Act prohibits a business combination between a Maryland corporation and any interested shareholder or any affiliate of an interested shareholder for five years following the most recent date upon which the shareholder became an interested shareholder. A business combination includes a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Generally, an interested shareholder is anyone who owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested shareholder unless (a) the transaction has been recommended by the board of directors and (b) the transaction has been approved by (i) 80% of the outstanding votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock other than shares owned by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied.
Control Share Acquisitions Statute
The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock as to which the acquiring person, officers of the corporation, and employees of the corporation who are directors of the corporation are entitled to exercise or direct the exercise of the voting power of the shares in the election of directors. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by a person, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more of all voting power. Control shares do not include shares that the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of control shares, subject to certain exceptions.
A person who has made or proposes to make a “control share acquisition,” upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of shareholders to be held within fifty (50) days of such demand to consider the voting rights of the shares.
If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any special meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition. The “control share acquisition” statute does not apply to shares acquired in a merger, consolidation, or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or the bylaws of the corporation.
The charter or bylaws of a Maryland corporation may include a provision opting out of the control share acquisition statute of the Maryland General Corporation Law; however, neither our articles of incorporation nor our bylaws contain such an opt out provision. Accordingly, the control share acquisition statute of the Maryland General Corporation Law will apply to any acquisition by any person of our stock.
Our Articles of Incorporation and Bylaws
Board of Directors
Our board of directors currently consists of nine directors. Our articles of incorporation provide that our board of directors will consist of no less than three nor more than eleven members. Our bylaws provide that a majority of our board will be independent directors and that the number of directors may be established by our board of directors from time to time within the range set by our articles of incorporation.
Our directors are elected annually to serve one-year terms and until their successors are elected and qualify. There is no cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, the holders of a majority of the combined voting power of our outstanding shares of common stock have the ability to elect all of the members of our board of directors. RES and StepStone, our two largest shareholders, hold significant voting power and have the right to designate directors.
Our bylaws provide that, except for vacancies resulting from the removal of a director by shareholders, a vacancy will be filled by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any director appointed to fill a vacancy holds office until the next annual meeting and until his or her successor is duly elected and qualified. However, our bylaws further provide that a majority of independent directors must nominate replacements for vacancies among the independent directors and that a majority of independent directors must elect those replacements.
Our bylaws provide that our shareholders may, at any time, remove any director, with or without cause, by affirmative vote of a majority of the votes entitled to be cast in the election of directors, and may elect a successor to fill any resulting vacancy.
Meetings of Shareholders
Under our bylaws, annual meetings of shareholders are held each year at a date and time as determined by our chief executive officer or our board of directors. Special meetings of shareholders may be called by our chief executive officer, a majority of our directors, or a majority of our independent directors. Special meetings of shareholders may also be called upon the written request of the holders of not less than ten percent of the votes entitled to be cast at such meeting. Unless requested by shareholders entitled to cast a majority of votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any annual or special meeting of shareholders held during the preceding twelve months.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by shareholders may be made only (a) pursuant to our notice of the meeting, (b) by our board of directors or (c) by a shareholder who has complied with the advance notice procedures of our bylaws.
REIT Status
Our articles of incorporation provide that it is the duty of our board of directors to ensure that our company satisfies the requirements for maintaining our qualification as a REIT under the Code. The board of directors may take no action to disqualify our company as a REIT or otherwise revoke our REIT election without the affirmative vote of two-thirds of the number of votes entitled to be cast on such matter at a special meeting of shareholders. Our articles of incorporation permit the board of directors, in its sole discretion, to exempt a person from the ownership limit in the articles of incorporation if the person provides representations and undertakings that enable the board to determine that granting the exemption would not result in us losing our qualification as a REIT. Under the Code, REIT shares owned by certain entities are considered owned proportionately by owners of the entities for REIT qualification purposes. RES and StepStone provided representations and undertakings necessary for our board of directors to grant such exemptions.
Amendment of Articles of Incorporation and Bylaws
Our articles of incorporation may be amended by the affirmative vote of the shareholders holding a majority of the votes entitled to be cast on such matter, subject to provisions of Maryland law that would require a different vote. Our bylaws may, subject to the provisions of Maryland law, be amended by (a) the affirmative vote of a majority of the directors, except that the board of directors cannot alter or repeal any bylaws made by the shareholders, or (b) the affirmative vote of a majority of the votes entitled to be cast on such matter.
A Maryland corporation may also provide in its charter that the board of directors, with the approval of a majority of the entire board, and without action by the shareholders, may approve amendments to the charter to increase or decrease the aggregate number of shares of stock that the corporation is authorized to issue or the number of shares of stock of any class or series that the corporation is authorized to issue. Our articles of incorporation provide our board of directors with such power.
Preferred Stock
Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See “Description of Capital Stock—Description of Preferred Stock.” Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render more difficult for, or discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without any action by our shareholders.
Limitation of Liability and Indemnification
To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of our company or its predecessor shall be liable to us or our shareholders for money damages. To the maximum extent permitted by Maryland law in effect from time to time, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of our company or its predecessor and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of our company or its predecessor and at the request of our company or its predecessor, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by our articles of Incorporation and bylaws vest immediately upon election of a director or officer. We may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by our board of directors. The indemnification and payment or reimbursement of expenses provided in our articles of incorporation shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

No amendment of our articles of incorporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under our articles in respect of any act or omission that occurred prior to such amendment or repeal.
We have also entered into indemnification agreements with our directors and executive officers substantially setting forth the indemnification rights described above.
We have been informed that in the opinion of the SEC indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENT OF CONDOR HOSPITALITY LIMITED PARTNERSHIP
The following summarizes the material terms of the agreement of limited partnership of our operating partnership, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. See “Where You Can Find More Information.”
Management
Condor Hospitality Limited Partnership was organized in 1994 as a Virginia limited partnership. Pursuant to the terms of the partnership agreement, Condor Hospitality REIT Trust, as the sole general partner of Condor Hospitality Limited Partnership, has full, exclusive and complete responsibility and discretion in the management and control of Condor Hospitality Limited Partnership. Condor Hospitality REIT Trust is our wholly-owned subsidiary. The limited partners of Condor Hospitality Limited Partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, Condor Hospitality Limited Partnership. Condor Hospitality REIT Trust, without the consent of the limited partners, may amend the partnership agreement in any respect to the benefit of and not adverse to the interests of the limited partners. Any other amendments to the partnership agreement require the consent of limited partners holding more than 50% of the percentage interests of the limited partners.
Transferability of Interests
Condor Hospitality REIT Trust may not voluntarily withdraw from Condor Hospitality Limited Partnership, and we may not transfer or assign our interest in Condor Hospitality REIT Trust. In addition, Condor Hospitality REIT Trust may not transfer or assign its interest in Condor Hospitality Limited Partnership unless:
•
the transaction in which the withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction (see “Redemption Rights” below); or

•	the successor to us contributes substantially all of its assets to Condor Hospitality Limited Partnership in return for an interest in Condor Hospitality Limited Partnership.
With certain limited exceptions, the limited partners may not transfer their interests in Condor Hospitality Limited Partnership, in whole or in part, without the written consent of Condor Hospitality REIT Trust, which may withhold its consent in its sole discretion. Condor Hospitality REIT Trust may not consent to any transfer that would cause Condor Hospitality Limited Partnership to be treated as a “publicly traded partnership” or an association taxable as a corporation (other than a “qualified REIT subsidiary,” as defined herein) for federal income tax purposes or would otherwise violate any applicable federal or state securities laws.
Capital Contribution
The partnership agreement provides that if Condor Hospitality Limited Partnership requires additional funds at any time in excess of funds available to it from borrowing or capital contributions, we may borrow such funds and lend the funds to Condor Hospitality Limited Partnership on the same terms and conditions. The partnership agreement generally obligates us to contribute the proceeds of an equity offering, including the proceeds from this offering, as additional capital to Condor Hospitality Limited Partnership. Moreover, we are authorized to cause Condor Hospitality Limited Partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and in the best interests of Condor Hospitality Limited Partnership.
If we contribute additional capital to Condor Hospitality Limited Partnership, we will receive additional units of partnership interest, and our percentage interest in Condor Hospitality Limited Partnership will be increased on a proportionate basis based on the amount of the additional capital contribution and the value of Condor Hospitality Limited Partnership at the time of the contribution. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us.
The additional units of partnership issued to us will have designations, preferences and other rights, all such that the economic interests are substantially similar to the shares issued in an equity offering. In March 2016 we contributed the proceeds from the sale of the Series D Preferred Stock, and pursuant to the partnership agreement we received additional units of partnership interests which have distribution and liquidation rights and other rights senior to the common units of partnership units, and which convert to common units at the time, or ratably from time to time, as shares of Series D Preferred Stock are converted into common stock.
In addition, if we contribute additional capital to Condor Hospitality Limited Partnership, we will revalue the partnership’s property to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in the property would be allocated among the partners under the terms of the partnership agreement, if there were a taxable disposition of the property for fair market value on the date of the revaluation.
Redemption Rights
Each limited partner of Condor Hospitality Limited Partnership holding common units of limited partnership interests and each limited partner holding preferred units of limited partnership interests, if those preferred units so provide, may, subject to certain limitations, require that Condor Hospitality Limited Partnership redeem all or a portion of his or her common or preferred units, at any time after a specified period following the date he or she acquired the units, by delivering a redemption notice to Condor Hospitality Limited Partnership. As of the date of this prospectus, 219,183 common units of Condor Hospitality Limited Partnership are held by the limited partners. When a limited partner tenders his or her common units to the partnership for redemption, we can, in our sole discretion, choose to purchase the units for either (a) a number of shares of our common stock at a rate of one share of our common stock for each 52 units redeemed (subject to certain adjustments) or (b) cash in an amount equal to the market value of the number of shares of our common stock the limited partner would have received if we chose to purchase the units for our common stock. We anticipate that we generally will elect to purchase the common units for our common stock.
The redemption price will be paid in cash if the issuance of shares of our common stock to the redeeming limited partner would:
•	result in any person owning, directly or indirectly, shares of our common or preferred stock in excess of 9.9% of the outstanding shares of our common stock or preferred stock of any series;
•	result in shares of our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our being “closely held” within the meaning of the federal income tax laws;
•
cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant, other than TRS Lessee, of our or Condor Hospitality Limited Partnership’s real property, within the meaning of the federal income tax laws; or

•
cause the acquisition of shares of our common stock by the redeeming limited partner to be “integrated” with any other distribution of shares of our common stock for purposes of complying with the Securities Act.

A limited partner may not exercise the redemption right for less than 1,000 common units or, if a limited partner holds less than 1,000 common units, less than all of the common units held by the limited partner. The number of shares of our common stock issuable on exercise of the redemption rights will be adjusted on the occurrence of share splits, mergers, consolidations or similar pro rata share transactions.
LTIP Units
The partnership agreement allows for the issuance of profits interests in Condor Hospitality Limited Partnership in the form of long-term incentive plan units (“LTIP Units”), a class of limited partnership interests in Condor Hospitality Limited Partnership. As of the date of this prospectus, no LTIP Units of Condor Hospitality Limited Partnership are issued.
Operations
The partnership agreement requires that Condor Hospitality Limited Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT, to use reasonable efforts to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than tax on any retained capital gain, and to ensure that Condor Hospitality Limited Partnership will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.
In addition to the administrative and operating costs incurred by Condor Hospitality Limited Partnership, the partnership pays all of our administrative costs, and these costs are treated as expenses of Condor Hospitality Limited Partnership. Our expenses generally include:
•	all expenses relating to our formation and continuing existence;
•	all expenses relating to the registration of securities by us;
•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;
•	all expenses associated with compliance by us with laws, rules and regulations promulgated by any regulatory body; and
•	all other operating or administrative costs we incur in the ordinary course of our business on behalf of Condor Hospitality Limited Partnership.
Distributions
The partnership agreement provides that Condor Hospitality Limited Partnership will distribute cash from operations on at least a quarterly basis. Cash from operations includes net sale or refinancing proceeds, but excludes net proceeds from the sale of Condor Hospitality Limited Partnership’s property in connection with a liquidation. We will determine the amount of distributions in our sole discretion. On liquidation of Condor Hospitality Limited Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of Condor Hospitality Limited Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If we have a negative balance in our capital account following a liquidation of Condor Hospitality Limited Partnership, we will contribute cash to the partnership, equal to the negative balance in our capital account.
Allocations
Income, gain and loss of Condor Hospitality Limited Partnership for each fiscal year generally are allocated among the partners in accordance with their respective partnership interests, subject to compliance with the provisions of the federal income tax laws.
Term
Condor Hospitality Limited Partnership will continue until December 31, 2050, or until sooner dissolved on:
•	the bankruptcy, dissolution or withdrawal of Condor Hospitality REIT Trust, unless the limited partners elect to continue Condor Hospitality Limited Partnership;
•	the sale or other disposition of all or substantially all the assets of Condor Hospitality Limited Partnership;
•	the redemption of all units, other than those held by Condor Hospitality REIT Trust, if any; or
•	the election of Condor Hospitality REIT Trust and approval of the holders of 75% of the percentage interests of the limited partners, excluding Condor Hospitality REIT Trust.
Tax Matters Partner
We are the tax matters partner of Condor Hospitality Limited Partnership and have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of the partnership.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of material U.S. federal income tax considerations that may be relevant to a prospective holder of our common stock. McGrath North Mullin & Kratz PC LLO has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. The discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special provisions of the federal income tax laws, including, without limitation: U.S. expatriates; persons subject to the alternative minimum tax; U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar; persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; REITs or RICs; brokers, dealers or traders in securities; S corporations, partnerships or other entities or arrangements treated as partnerships for federal income tax purposes (except to the limited extent discussed in “—Income Taxation of the Partnerships and Their Partners”); tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders”); persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code); persons deemed to sell our common stock under the constructive sale provisions of the Code; persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and foreign corporations and persons who are not citizens or residents of the United States (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders”).
The statements of law in this discussion are based on current provisions of the Code, existing temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this registration statement with respect to the transactions entered into or contemplated prior to the effective date of such changes.
Tax legislation commonly known as the Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax rules that apply to individuals and corporations. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The IRS has issued significant guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and technical corrections legislation may adversely affect us or our shareholders. In addition, federal legislation intended to ameliorate the economic impact of the COVID-19 pandemic has been enacted that makes technical corrections to, or modifies on a temporary basis, certain provisions of the Tax Cut and Jobs Act, and it is possible that additional legislation may be enacted in the future. Prospective shareholders are urged to consult with their tax advisors with respect to the impact of the Tax Cuts and Jobs Act, the impact of legislation enacted to address the economic impact of the COVID-19 pandemic, and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.
This discussion is for informational purposes only and is not intended as tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our common stock and of our election to be taxed as a REIT. Specifically, we urge you to consult your tax advisor regarding the federal, state, local, foreign and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.
Taxation of Our Company
We elected to be taxed as a REIT under the federal income tax laws beginning with our short taxable year ended December 31, 1994. We believe that, beginning with such taxable year, we were organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to maintain our qualification as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.
In connection with this filing, we received an opinion of McGrath North Mullin & Kratz, PC LLO, that we qualified to be taxed as a REIT for our taxable years ended December 31, 2016 to December 31, 2019, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT under the Code for our taxable year ending December 31, 2020, and subsequent taxable years. Investors should be aware that McGrath North Mullin & Kratz, PC LLO’s opinion is (1) based upon customary assumptions, (2) conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and (3) not binding upon the IRS or any court. In addition, McGrath North Mullin & Kratz, PC LLO’s opinion is based on existing federal income tax laws governing our qualification as a REIT, which are subject to change, possibly on a retroactive basis. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our taxable income that we distribute. While McGrath North Mullin & Kratz, PC LLO has reviewed those matters in connection with its opinion, McGrath North Mullin & Kratz, PC LLO will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the federal income tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. Nevertheless, we will be subject to federal income tax in the following circumstances:
•
We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•
We will pay income tax at the highest corporate rate on (1) our net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of our business, and (2) other non-qualifying income from foreclosure property.

•
We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of our business (“prohibited transactions”), unless we qualify for a safe harbor exception.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

•
If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which we paid corporate income tax.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the applicable recognition period after we acquire such asset, provided no election is made for the transaction to be taxable on a current basis.

•	We will incur a 100% excise tax on transactions with our taxable REIT subsidiaries (each a “TRS”) that are not conducted on an arm’s-length basis.

•
If we fail to satisfy certain asset tests, described below under “—Asset Tests,” by more than a de minimis threshold, and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax equal to the greater of (1) $50,000, or (2) the amount determined by multiplying the highest rate of income tax for corporations (currently 21%) by the net income generated by the non-qualifying assets for the applicable period.

•
If we fail to satisfy certain REIT qualification requirements, other than the income tests or asset tests, and such failure is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 or more in certain cases for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders as described in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.
In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.
Requirements for Qualification
A REIT is a corporation, trust or association that meets the following requirements:
(1)	it is managed by one or more trustees or directors;
(2)	its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;
(4)	it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;
(5)	at least 100 persons are beneficial owners of its shares or ownership certificates;
(6)
no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of each taxable year;

(7)
it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and
(9)	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions.
We must meet requirements 1, 2, 3, 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our capital stock in proportion to their actuarial interests in the trust for purposes of requirement 6. In addition, for purposes of applying requirement 6, a look-through rule applies so that generally shares of our capital stock that are held by a corporation, partnership, estate or trust (except as summarized above) will be considered owned proportionately by their respective shareholders, partners or beneficiaries.
We have issued sufficient capital stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of our capital stock so that we should continue to satisfy requirements 5 and 6. The provisions of our articles of incorporation restricting the ownership and transfer of our capital stock are described in “Description of Capital Stock – Restrictions on Ownership and Transfer.”
A corporation that is a “qualified REIT subsidiary” (i.e., a corporation that is 100% owned by a REIT with respect to which no TRS election has been made) is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the parent REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” of ours that is not a TRS will be ignored, and all assets, liabilities and items of income, deduction and credit of that subsidiary will be treated as our assets, liabilities and items of income, deduction and credit. Similarly, any wholly-owned limited liability company that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.
In the case of a REIT that is a partner in a partnership, in general, the REIT is treated as owning its proportionate share (based on capital interests) of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership, Condor Hospitality Limited Partnership, and of any other partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes, in which we own or acquire an interest, directly or indirectly (each, a “Partnership” and, together, the “Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. A TRS may not directly or indirectly operate or manage any qualified lodging facilities or qualified health care properties or provide rights to any brand name under which any qualified lodging facilities or qualified health care properties are operated but is permitted to lease such facilities or properties from a related REIT as long as such facilities or properties are operated on behalf of the TRS by an “eligible independent contractor.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate income taxation. For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% (or, with respect to certain years, 50%) of adjusted taxable income (or, if a taxpayer properly elects with respect to certain years, adjusted taxable income for the prior year), subject to certain exceptions. While not certain, this limitation on the deductibility of net business interest could result in additional taxable income for us and our TRSs. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We formed TRS Leasing, Inc. and its wholly owned subsidiaries and each of our hotels is leased by such TRS Lessee. Our hotels are managed by independent management companies, each of which qualified as an “eligible independent contractor” at the time the applicable management contract was entered into with the TRS Lessee. We may form or acquire one or more additional TRSs in the future. See “—Taxable REIT Subsidiaries.”
Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
•	rents from real property;
•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends, or other distributions on, and gain from the sale of shares in other REITs;
•	gain from the sale of real estate assets;
•	income and gain derived from qualifying “foreclosure property”; and
•
income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of (1) income that is qualifying income for purposes of the 75% gross income test, (2) other types of dividends and interest, (3) gain from the sale or disposition of stock or securities, or (4) any combination of the foregoing.
If we enter into a transaction in the normal course of our business primarily to manage risk of interest rate, price changes or currency fluctuations with respect to any item of income or gain that would be qualified income under the 75% or 95% gross income tests (or any property which generates such qualified income or gain), including gain from the termination of such a transaction, and we properly identify the “hedges” as required by the Code and Treasury regulations, the income from the transaction will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test (after July 30, 2008). In addition, our gross income, for purposes of the 75% gross income test (after July 30, 2008) and the 95% gross income test, will not include any of our gross income from properly identified “hedges”, including any gain from the sale or disposition of such a transaction, to the extent the transaction hedges any indebtedness incurred (or to be incurred) by us to acquire or carry real estate assets. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of our business is excluded from both income tests. Gross income attributable to certain counteracting hedges entered into after December 31, 2015 that offset prior qualifying hedges, and with respect to which the prior debt is repaid or qualifying assets underlying such prior hedges are sold, is also excluded from both income tests. If we have any foreign currency gain, certain “real estate foreign exchange gain” is excluded from both gross income tests (after July 30, 2008). In addition, if we have any foreign currency gain, certain “passive foreign exchange gain” is excluded from our gross income for purposes of the 95% gross income test (but is included in our gross income and treated as non-qualifying income to the extent such gain is not also considered “real estate foreign exchange gain” for purposes of the 75% gross income test) (after July 30, 2008). If we acquire any “qualified business unit” that remits certain foreign currency gain to us, such gain will not be included in our gross income for purposes of the 75% or 95% gross income tests (after July 30, 2008). Provided that, if we become dealers or regular traders in securities, any foreign currency gain will be gross income to us that does not qualify under either gross income test (after July 30, 2008). The following paragraphs discuss the specific application of the gross income tests to us.
Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
•	First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.
•
Second, neither we nor a direct or indirect owner of 10% or more of our shares of capital stock may own, actually or constructively, 10% or more of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS leasing a hotel, such TRS may not directly or indirectly operate or manage the related hotel. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” (at the time the applicable management contract or similar contract is entered into with the TRS) and who is, or is related to a person who is, actively engaged in the trade or business of operating qualified lodging facilities for any person unrelated to us and the TRS (an “eligible independent contractor”). See “—Taxable REIT Subsidiaries.”

•
Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.”

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its shareholders, own more than 35% of our shares of capital stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties. See “—Taxable REIT Subsidiaries.”
Pursuant to percentage leases, the TRS Lessee leases each of our hotels (and the hotels are considered “qualified lodging facilities” as defined herein). The percentage leases provide that the TRS Lessee is obligated to pay to the Partnerships (1) percentage rent based on gross revenue, and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by room revenues for each of the hotels.
In order for the percentage rent and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:
•	the intent of the parties;
•	the form of the agreement;
•
the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

•
the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether:
•	the service recipient is in physical possession of the property;
•	the service recipient controls the property;
•
the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs, or the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;
•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and
•	the total contract price substantially exceeds the rental value of the property for the contract period.
Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

We believe that our percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:
•	the Partnerships, on the one hand, and the TRS Lessee, on the other hand, intend their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;
•	the TRS Lessee has the right to the exclusive possession, use and quiet enjoyment of the hotels during the term of the percentage leases;
•	the TRS Lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels and generally dictates how the hotels are operated, maintained and improved;
•
the TRS Lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than real estate;

•	the TRS Lessee benefits from any savings in the costs of operating the hotels during the term of the percentage leases;
•
the TRS Lessee generally has indemnified the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) the TRS Lessee’s use, management, maintenance, or repair of the hotels, (3) impositions in respect of the hotels that are the obligations of the TRS Lessee, (4) any breach of the percentage leases or of any sublease of a hotel by the TRS Lessee, or (5) the gross negligent acts and omissions and willful misconduct of the TRS Lessee;

•	the TRS Lessee stands to incur substantial losses or reap substantial gains depending on how successfully it operates the hotels;
•	the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to the TRS Lessee; and
•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.
If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from the TRS Lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status (unless we qualify for relief, as described below under “—Failure to Satisfy Gross Income Tests”).
As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or gross sales and the percentages:
•	are fixed at the time the percentage leases are entered into;
•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and
•	conform with normal business practice.
More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we have represented that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.
Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more of the stock or voting power of any corporate lessee (other than a TRS) or 10% or more of the assets or net profits of any non-corporate lessee (a “related party tenant”). These rules, however, do not apply to rents we receive from a TRS for certain qualified lodging facilities and qualified health care properties leased to a TRS if an “eligible independent contractor” operates such facilities or properties for the TRS. As described above, we may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that is permitted to lease certain qualified lodging facilities and qualified health care properties from the related REIT as long as it does not directly or indirectly operate or manage such facilities or properties or provide rights to any brand name under which any such facilities or properties are operated. However, rent that we receive from a TRS will qualify as “rents from real property” as long as the qualified lodging facilities or qualified health care properties are operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” or “qualified health care properties”, respectively, for any person unrelated to us and the TRS Lessee at the time the applicable management contract or similar contract is entered into with the TRS Lessee (an “eligible independent contractor”). For taxable years beginning after July 30, 2008, an “independent contractor” will not fail to be treated as an independent contractor by reason of the following: (1) the TRS bears the expenses for the operation of the qualified lodging facility or qualified health care property pursuant to the management agreement or other similar contract, or (2) the TRS receives the revenues from the operation of the qualified lodging facility or qualified health care property, net of expenses for such operation and fees payable to the independent contractor pursuant to the management agreement or contract. A “qualified lodging facility” is a hotel, motel, or other establishment in which more than one-half of the dwelling units are used on a transient basis, unless wagering activities are conducted at, or in connection with, such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at, or in connection with, such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “—Taxable REIT Subsidiaries.” For tax years beginning after July 30, 2008, a TRS is not considered to be operating or managing a qualified lodging facility or qualified health care property solely because it directly or indirectly possesses a license, permit or similar instrument enabling it to do so, or employs individuals working at such facility or property outside of the United States, but only if an eligible independent contractor is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. In addition, as another exception to the rules summarized in the preceding paragraph, rents paid to us by a TRS should qualify as “rents from real property” if (1) at least 90% of the leased space of the applicable property is rented to persons other than the TRS, and (2) the rents paid by the TRS to us are substantially comparable to rents paid by other tenants for comparable space with respect to the property.
A third requirement for qualification of our rent as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to maintain our qualification as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of the personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus could lose our REIT status.

A fourth requirement for qualification of our rent as “rents from real property” is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render non-customary services to the tenants of our hotels, or manage or operate our hotels, other than through an eligible independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that, the percentage leases are respected as true leases, we should satisfy this requirement because the Partnerships will not perform any services other than customary services. Furthermore, with respect to other hotel properties that we acquire in the future, we will not perform non-customary services.
If a portion of our rent from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we could lose our REIT status. If the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs, or (3) we furnish non-customary services to the lessee of the hotel, other than through an independent contractor, none of the rent from that hotel would qualify as “rents from real property.” In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, we could lose our REIT status. However, in either situation we may still qualify as a REIT if the relief described below under “—Failure to Satisfy Gross Income Tests” is available to us.
In addition to the percentage rent, the TRS Lessee is required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties such as a lessee’s proportionate share of a property’s operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.
The Tax Cuts and Jobs Act contains provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income. Under the Tax Cuts and Jobs Act, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the Tax Cuts and Jobs Act limits business interest deductions for businesses, whether in corporate or passthrough form, to the sum of the entity’s business interest income for the tax year and 30% of the entity’s adjusted taxable income for the tax year. Treasury Regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation could apply to the Partnerships and any underlying subsidiaries. The Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) increases the 30% limitation to 50% for taxable years beginning in 2019 or 2020 and permits an entity to elect to use its 2019 adjusted taxable income to calculate the applicable limitation for its 2020 taxable year. In the case of partnerships, unless a partner elects otherwise, 50% of its share of a partnership’s “excess business interest” for its 2019 taxable year will be treated as paid by the partner in its 2020 taxable year and will not be subject to any limitation. This limitation on business interest deductions does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Tax Cuts and Jobs Act will not apply to property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system. Finally under amendments made by the Tax Cuts and Jobs Act to Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we incur in taxable years beginning after December 31, 2017 is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely. The CARES Act repeals the 80% limitation for taxable years beginning before January 1, 2021. Additionally, under the CARES Act, net operating losses arising in tax years beginning after December 31, 2017, and before January 1, 2021 may be carried back to each of the five tax years preceding the tax year of such loss. However, the CARES Act prevents REITs from carrying back any REIT year net operating losses to a preceding year.
Interest
The term “interest” includes amounts received in payment for the use or forbearance of money. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Additionally, amounts based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT, are not excluded from the term “interest”. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Dividends
Our share of dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including any foreign currency gain or loss, if any, included in such net income after July 30, 2008) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets are held primarily for sale to customers and that a sale of any such assets would not be in the ordinary course of our business. We will attempt to comply with the terms of certain safe harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. The safe harbor is available if the following requirements are met:
•	the REIT held the property for not less than two years;
•
the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includible in the basis of the property does not exceed 30% of the net selling price of the property;

•
either (1) during the year in question, the REIT does not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year does not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year does not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) with respect to taxable years beginning after December 31, 2015, the aggregate adjusted bases of all such properties sold by the REIT during the year does not exceed 20% of the aggregate bases of all the assets of the REIT at the beginning of the year and the 3-year average adjusted bases percentage for the taxable year does not exceed 10%, or (5) with respect to taxable years beginning after December 31, 2016, the aggregate fair market value of all such properties sold by the REIT during the year does not exceed 20% of the aggregate fair market value of all the assets of the REIT at the beginning of the year and the 3-year average fair market value percentage for the taxable year does not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT held the property for at least two years for the production of rental income; and
•
if the REIT made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT derives no income.

In the last several years, we and many REITS around the country have sold some poorly performing properties due to unforeseen and harsh market conditions to help pay down debt, provide cash flow and continue operations until improvement of the markets and economy. We believe these sales fall within the safe-harbor provisions under the Code, and in any event, even if we do not meet the safe harbor provisions, we believe that such sales are not prohibited transactions. However, if these sales do not fall within the terms of the safe-harbor provisions and the IRS would successfully assert that we held such hotels primarily for sale in the ordinary course of our business, the gain from such sales could be subject to a 100% prohibited transaction tax; however, any such income from such sales would not be included in our gross income for purposes of the 75% and 95% gross income tests.
Foreclosure Property
We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, income from qualified foreclosure property will be included in our gross income for purposes of the 75% and 95% gross income tests and the gain from the sale of such qualified foreclosure property should be exempt from the 100% tax on prohibited transactions. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:
•
that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which such REIT makes a proper election to treat such property as foreclosure property.
However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury.
Currently, we do not hold any foreclosure property.
Hedging Transactions
Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items and futures and forward contracts. Except as provided by the Treasury regulations, any income from a hedging transaction we enter into (1) in the ordinary course of our business primarily to manage risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of a position in such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into and (3) for taxable years after December 31, 2015, to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of, will not constitute gross income for purposes of the 75% or 95% gross income tests. If we enter into hedging transactions that are not described in the preceding clauses (1), (2) or (3), the income from these transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.
Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:
•	our failure to meet such tests is due to reasonable cause and not willful neglect; and
•
following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% and 95% gross income tests is set forth in a schedule for such taxable year and filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:
First, at least 75% of the value of our total assets must consist of:
(1)	cash or cash items, including certain receivables, money market funds and certain foreign currency;
(2)	government securities;
(3)
real property and interests in real property, including leaseholds and options to acquire real property and leaseholds and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

(4)	interests in mortgages on real property;
(5)	stock in other REITs and debt instruments issued by “publicly offered REITs”;

(6)
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;

(7)
regular or residual interests in a real estate mortgage investment conduit (“REMIC”). However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.
Fourth, no more than 20% (for tax years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.
Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent that such debt instruments are not secured by real property or interests in real property.
For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership.
For purposes of the 10% value test, the term “securities” does not include:
•
“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we, or any TRS in which we own more than 50% of the voting power or value of the stock, hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies: (1) a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and (2) a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;
•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	Any obligation to pay “rents from real property”;
•	Certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity;
•	Any security issued by another REIT;
•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in that partnership; or

•
Any debt instrument issued by an entity treated as a partnership for federal income tax purposes, and not described in the preceding bullet points, if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Income Tests.”

If we failed to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter, and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets or because of a change in the foreign currency exchange rates used to value any foreign assets, and, in either case, was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose. If we fail to satisfy the 5% asset test or the 10% vote or value test for a particular quarter and do not correct it within the 30-day period described in the prior sentence, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of our assets at the end of the quarter for which such measurement is done or (2) $10,000,000; provided in either case that, we either dispose of the assets within 6 months after the last day of the quarter in which we identify the failure (or such other time period prescribed by the Treasury), or otherwise meet the requirements of those rules by the end of such time period. In addition, if we fail to meet any asset test for a particular quarter, other than a de minimis failure described in the preceding sentence, we still will be deemed to have satisfied the requirements if: (1) following our identification of the failure, we file a schedule with a description of each asset that caused the failure in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not willful neglect; (3) we dispose of the assets within 6 months after the last day of the quarter in which the identification occurred (or such other time period prescribed by the Treasury) or the requirements of the rules are otherwise met within such period; and (4) we pay a tax on the failure which is the greater of $50,000 or the amount determined by multiplying the highest rate of income tax for corporations (currently 21%), by the net income generated by the assets for the period beginning on the first date of the failure and ending on the date we have disposed of the assets or otherwise satisfy the requirements.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:
•
the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.
We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to shareholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.
We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, then we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “—Taxation of Distributions or Dividends to U.S. Shareholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.
It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In addition, we may not deduct recognized capital losses from our “REIT taxable income.” Any taxes or penalties paid as a result of our failure to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and the asset tests, are deducted from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or issue additional stock.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends in order to raise sufficient cash to satisfy the distribution requirement.
We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. Under IRS Revenue Procedures 2017-45 and 2020-19, as a publicly offered REIT, we may give shareholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% (10% for dividends declared on or after April 1, 2020 and on or before December 31, 2020) of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).
Recordkeeping Requirements
We must maintain certain records to maintain our qualification as a REIT. To avoid a monetary penalty, we must request annually certain information from our shareholders designed to disclose the actual ownership of our outstanding shares of capital stock. We intend to comply with such requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”
If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax (including any applicable alternative minimum tax for taxable years beginning before January 1, 2018) on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to our shareholders. In fact, we would not be required to distribute any amounts to our shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable to individual, trust, and estate taxpayers at capital gains rates. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxable REIT Subsidiaries
As described above, we formed a TRS, TRS Lessee (which includes TRS Leasing, Inc. and its wholly-owned subsidiaries), each of which is a disregarded entity for federal income tax purposes. A TRS is a fully taxable corporation for which a TRS election is properly made. A TRS may (1) lease qualified lodging facilities or qualified health care properties from us under certain circumstances, (2) provide services to our tenants, and (3) perform activities unrelated to our tenants, such as third-party management, development and other independent business activities. A corporation of which a TRS directly or indirectly owns more than

35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (for tax years beginning after December 31, 2017) of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of assets that are not qualifying assets for purposes of the 75% asset test.
A TRS may not directly or indirectly operate or manage any qualified lodging facilities or qualified health care properties or provide rights to any brand name under which any such facilities or properties are operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as “rents from real property” as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements at the time the management contract or similar contract is entered into with the TRS:
•
such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” or “qualified health care properties,” respectively, for any person unrelated to us and the TRS;

•	such person does not own, directly or indirectly, more than 35% of our capital stock;
•	no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our capital stock; and
•	we do not directly or indirectly derive any income from such person.
A “qualified lodging facility” is a hotel, motel, or other establishment in which more than one-half of the dwelling units are used on a transient basis, unless wagering activities are conducted at, or in connection with, such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.
The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis.
We have formed and made a timely election with respect to the TRS Lessee, which leases each of our hotels. Additionally, we may form or acquire additional TRSs in the future. Our hotels are managed by independent management companies, each of which qualified as an “eligible independent contractor” at the time the applicable management contract was entered into with the TRS Lessee.
Taxation of Distributions or Dividends to U.S. Shareholders
As used herein, the term “U.S. shareholder” means a beneficial owner of our common stock that for U.S. federal income tax purposes is:
•	a citizen or resident of the United States;
•
a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.
As long as we qualify as a REIT, (1) a taxable “U.S. shareholder” must take into account distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income, and (2) a U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. For purposes of determining whether a distribution is made of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends. In addition, dividends paid to a U.S. shareholder as ordinary income generally will not qualify for the reduced tax rate for “qualified dividend income.” Currently, the maximum tax rate on qualified dividend income is 20%; however, some taxpayers qualify for a 15% rate. In addition, a 3.8% net investment income tax applies for married couples with taxable income over $250,000 or single persons with taxable income over $200,000.
Qualified dividend income generally includes most dividends paid by U.S. corporations but does not generally include ordinary REIT dividends. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 37%. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. shareholders will be entitled to deduct up to 20% of “qualified REIT dividends” (i.e., dividends other than capital gain dividends and dividends attributable to “qualified dividend income” received by us) they receive. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. shareholder’s aggregate qualified dividend income, but may be less than 20% of the amount of the U.S. shareholder’s qualified REIT dividends if the U.S. shareholder has losses from publicly-traded partnerships or the U.S. shareholder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. shareholder’s qualified REIT dividends. In addition, Treasury Regulations under Section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. shareholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.
The reduced tax rate for qualified dividend income should apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as the TRS Lessee, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.
We may make a distribution in the future that is payable, at the election of the shareholder, partly in cash and partly in stock. To the extent that we make a distribution payable partly in cash and partly in stock, a U.S. shareholder may have a tax liability attributable to such distribution that is greater than the amount of cash received.
A U.S. shareholder generally will report distributions that we designate as capital gain dividends as long-term capital gain (to the extent the distributions do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. shareholder has held our common stock.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such shareholder. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
To the extent that we make a distribution on our common stock in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution on our common stock in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in its common stock, such shareholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we will carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, U.S. shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations.
We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Taxation of U.S. Shareholders on Sale or Disposition of Common Stock
When a U.S. shareholder sells or otherwise disposes of its common stock in us, the shareholder will recognize gain or loss in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition (less any portion thereof attributable to accrued but unpaid dividends, which will be taxed as a dividend to the extent of our current and accumulated earnings and profits), and (2) the shareholder’s adjusted tax basis in the common stock. In general, a U.S. shareholder who is not a dealer in securities will treat any gain or loss recognized upon the sale or disposition of our common stock as long-term capital gain or loss, if the U.S. shareholder has held the common stock for more than one year, otherwise, as short-term capital gain or loss.
However, a U.S. shareholder must treat any loss recognized upon a sale or disposition of our common stock held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder recognizes upon a sale or disposition of our common stock may be disallowed if the U.S. shareholder purchases other common stock issued by us within 30 days before or after the disposition.
Capital Gains and Losses of U.S. Shareholders
A U.S. shareholder generally must hold a capital asset for more than one year for gain or loss derived from the sale or exchange of the capital asset to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is currently 20%; however, some taxpayers qualify for a 15% rate for sales and exchanges of capital assets held for more than one year. Certain individuals, estate or trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on net gains from the sale or other disposition of property, such as our common stock, subject to certain exceptions. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is currently 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income up to a certain annual threshold, and carry unused capital losses forward. A corporate taxpayer must pay tax on its net capital gain at corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, but may be able to carry such unused losses back to prior years and forward to succeeding years.
Taxation of U.S. Shareholders on a Redemption of Common Stock
A redemption of common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the common stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Shareholders on the Disposition of Common Stock”). The redemption will satisfy such tests if it (1) is “substantially disproportionate” with respect to the U.S. shareholder's interest in our stock, (2) results in a “complete termination” of the U.S. shareholder's interest in all of our classes of stock or (3) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above in “—Taxation of Distributions or Dividends to U.S. Shareholders.”
Information Reporting Requirements and Backup Withholding
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding (currently at the rate of 24%) with respect to distributions unless such holder:
•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of our capital gain distributions to any shareholders who fail to certify their non-foreign status to us. See “—Taxation of Non-U.S. Shareholders.”
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Taxation of Tax-Exempt Shareholders
The rules governing U.S. federal income taxation of tax-exempt shareholders are complex. This section is only a limited summary of such rules. We urge tax-exempt shareholders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our capital stock, including any reporting requirements.
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, such entities are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has published a revenue ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of our capital stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of capital stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of capital stock only if:
•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;
•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust (see “—Requirements for Qualification” above); and

•
either (1) one pension trust owns more than 25% of the value of our capital stock or (2) a group of pension trusts individually holding more than 10% of the value of our capital stock and collectively owns more than 50% of the value of our capital stock.

We have not been and do not expect to be treated as a pension-held REIT for purposes of these rules. The ownership and transfer restrictions in our articles of incorporation reduce the risk that we may become a “pension-held REIT.”
Taxation of Non-U.S. Shareholders
The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “non-U.S. shareholders”) are complex. This section is only a limited summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our capital stock, including any reporting requirements.
Foreign investors are generally subject to tax in the United States on their (1) U.S. source income, and (2) income that is “effectively connected” (or treated as effectively connected) with a U.S. trade or business (including the disposition of certain United States real property interests).
A non-U.S. shareholder that receives a distribution from us (U.S. source income) that is not attributable to gain from our sale or exchange of United States real property interests, as defined below, and that we do not designate as a capital gain dividend, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates do not apply to dividends from REITs.

However, if a distribution is treated as effectively-connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:
•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or
•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.
A non-U.S. shareholder will not incur tax on a distribution on our common stock in excess of our current and accumulated earnings and profits, which is not attributable to or treated as attributable to the disposition by us of a United States real property interest, if the excess portion of such distribution does not exceed the adjusted tax basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. shareholder will be subject to tax on a distribution on our common stock that exceeds both our current and accumulated earnings and profits and the adjusted tax basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
A non-U.S. shareholder will incur tax on any distribution made by us to the extent attributable to gain from sales or exchanges of “United States real property interests” under special provisions of the federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of United States real property interests as if such gain were effectively-connected with a U.S. business of the non-U.S. shareholder. However, a distribution to a non-U.S. shareholder will not be treated as gain recognized from the sale or exchange of a United States real property interest if the distribution is received (1) with respect to a class of stock that is regularly traded on an established securities market located in the United States and the recipient non-U.S. shareholder does not own more than 10% of that class of stock at any time during the one year preceding the distribution, (2) by certain non-U.S. publicly-traded shareholders that meet certain recordkeeping and other requirements (“qualified shareholders”), except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock or (3) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund. We believe that our common stock is “regularly traded” on an established securities market in the United States. Under such circumstances: (1) the distribution will be treated as an ordinary dividend to the non-U.S. shareholder and taxed as an ordinary dividend that is not a capital gain, (2) the non-U.S. shareholder is not required to file a U.S. federal income tax return solely as a result of receiving such ordinary distribution, (3) the branch profits tax does not apply to such ordinary distribution, and (4) the distribution will be subject to U.S. federal income tax withholding as an ordinary dividend as described above.
In addition, a non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our capital stock (the domestically-controlled REIT exception). We currently anticipate that we will be a domestically controlled REIT. However, we cannot assure you that this test will be met. If we are foreign controlled at any time, a non-U.S. shareholder that owned (actually or constructively) 10% or less of any class of our capital stock at all times during a specific testing period will not incur tax under FIRPTA with respect to any such gain on the disposition of our common stock if is “regularly traded” on an established securities market. We believe that our common stock is “regularly traded” on an established securities market in the United States. If the gain on the sale of our capital stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.
Withholding taxes may be imposed under Section 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common equity paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring that it undertake to identify accounts held by certain “specified United States persons” or “United States – owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
We will not pay any additional amounts to shareholders in respect of any amounts withheld. Non-U.S. shareholders are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in our common equity.
Tax Aspects of Our Investments in the Partnerships
The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Partnerships (as defined above). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships
We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:
•	is treated as a partnership under Treasury regulations relating to entity classification (the “check-the-box regulations”); and
•	is not a “publicly-traded” partnership.
Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).
Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership, and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion.
We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for federal income tax purposes, we likely would not be able to qualify as a REIT. See “—Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners
Partners, Not the Partnerships, Subject to Tax
A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.
Partnership Audit Rules
The Bipartisan Budget Act of 2015 changed certain rules relating to audits of partnerships for federal income tax purposes. Under these rules, which are generally effective for taxable years beginning after December 31, 2017, and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest and penalties attributable thereto are assessed and collected, at the partnership level. Although it is still uncertain how these rules will be implemented, they could result in the payment of taxes, penalties and interest by partnerships that we invest in, directly or indirectly, including our Partnerships, as a result of an audit adjustment, and we, as a direct or indirect partner of such partnerships, could be required to bear the economic burden of those taxes, penalties and interest, even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of such audit adjustment. Investors are urged to consult their tax advisors with respect to these partnership audit rules and their potential impact on their investment in our stock.
Partnership Allocations
Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Contributed Properties
Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.
Under the respective partnership agreements of our Partnerships, depreciation or amortization deductions of each Partnership generally will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required, under the federal income tax laws governing partnership allocations, to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to the Partnership will be specially allocated to the contributing partners to the extent of any built-in gain or built-in loss with respect to such property for federal income tax purposes.

Basis in Partnership Interest
Our adjusted tax basis in our partnership interest in the Partnerships generally is equal to:
•	the amount of cash and the adjusted tax basis of any other property contributed by us to the Partnerships;
•	increased by our allocable share of the Partnerships’ income and our allocable share of indebtedness of the Partnerships; and
•
reduced, but not below zero, by our allocable share of the Partnerships’ loss and the amount of cash and property (at fair market value) distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the Partnerships.

If the allocation of our distributive share of the Partnerships’ loss would reduce the adjusted tax basis of our partnership interest in the Partnerships below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the Partnerships’ distributions, or any decrease in our share of the indebtedness of the Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Depreciation Deductions Available to the Operating Partnerships
To the extent that the Partnerships acquire their hotels in exchange for cash, the initial basis in such hotels for depreciation purposes under the federal income tax laws will be equal to the purchase price paid by the Partnerships.
To the extent that the Partnerships acquire hotels in exchange for common units, the initial basis in each hotel for depreciation purposes under the federal income tax laws should be the same as the transferor’s basis in that hotel on the date of acquisition. Although the law is not entirely clear, the Partnerships generally depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The Partnerships’ tax depreciation deductions are allocated among the partners in accordance with their respective interests in the Partnerships, except to the extent that the Partnerships are required under the federal income tax laws to use a method for allocating depreciation deductions attributable to the hotels or other contributed properties that results in our receiving a disproportionately large share of such deductions.
Sale of a Partnership’s Property
Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or built-in loss on those properties for federal income tax purposes. The partners’ built-in gain or built-in loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnerships to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnerships’ trade or business.

State, Local and Foreign Taxes
We and/or you may be subject to state, local and foreign tax in various states, localities and foreign jurisdictions, including those states, localities and foreign jurisdictions, in which we or you transact business, own property, or reside. The state, local and foreign tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state, local and foreign tax laws upon your investment in our common stock.

PLAN OF DISTRIBUTION
As soon as practicable after the record date, rights will be distributed to holders who owned shares of our common stock as of the close of business on the record date. If you wish to exercise your rights and purchase shares of our common stock in this offering, you should timely comply with the procedures described in “The Rights Offering.”
We are not aware of any existing agreements between any shareholder, broker, dealer or underwriter or agreement relating to the sale or distribution of the common stock underlying the rights.
We have agreed to pay the subscription agent and the information agent customary fees plus certain expenses in connection with this offering.
Some of our employees may solicit responses from you as a holder of rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with this offering will be approximately $   .
If you have any questions, you should contact the information agent as provided in “The Rights Offering—Information Agent.”

LEGAL MATTERS
Certain legal matters in connection with this offering, including the validity of the common stock offered by this prospectus, will be passed upon for us by McGrath North Mullin & Kratz, PC LLO. The description of federal income tax considerations under the caption “Material Federal Income Tax Considerations” in this prospectus is based on the opinion of McGrath North Mullin & Kratz, PC LLO.
EXPERTS
The consolidated financial statements and related financial schedule of Condor Hospitality Trust, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, incorporated by reference in this prospectus, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information filed with the SEC, which means that we can disclose important information to you by referring you directly to certain documents. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:
•	Annual Report on Form 10-K for the year ended December 31, 2019;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2020;
•
Current Reports on Form 8-K dated January 30, 2020, February 6, 2020, February 21, 2020, March 15, 2020, July 20, 2020, August 24, 2020, September 18, 2020, October 14, 2020, October 21, 2020, October 30, 2020 and November 18, 2020; and

•	Proxy Statement for the Annual Shareholders Meeting held on December 15, 2020.
You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:
Condor Hospitality Trust, Inc.
1800 W. Pasewalk Avenue, Suite 120
Norfolk, Nebraska 68701
(402) 371-2520
Attn: Corporate Secretary
You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We maintain a website at www.condorhospitality.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or document we file or furnish with the SEC.
We have filed with the SEC a registration statement on Form S-11, including exhibits, schedules and amendments thereto, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of this registration statement, including the exhibits and schedules to this registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and file periodic reports and proxy statements and make available to our shareholders quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information

4,000,000 SHARES

CONDOR HOSPITALITY TRUST, INC.
Common Stock

PROSPECTUS

, 20

PART II [TO BE UPDATED]

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 31.	OTHER EXPENSES ON ISSUANCE AND DISTRIBUTION
The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee the NASDAQ listing fee and the FINRA filing fee.
SEC registration fee	$1,091
NYSE American listing fee	65,000
Accounting fees and expenses	10,000
Legal fees and expenses	15,000
Printing and engraving expenses	15,000
Transfer agent and registrar fees	5,000
Other expenses	909
Total	$112,000
ITEM 32.	SALES TO SPECIAL PARTIES
Effective on November 19, 2020, Condor Hospitality Trust, Inc. (the “Company”) entered into a Ninth Amendment to Credit Agreement among Condor Hospitality Limited Partnership, as borrower, the Company and the subsidiary guarantors party thereto, as guarantors, KeyBank National Association and the other lenders party thereto, as lenders, and KeyBank National Association, as administrative agent (the “Ninth Amendment”). The Ninth Amendment amends the Credit Agreement dated as of March 1, 2017, as amended by the First Amendment dated as of May 11, 2017, Second Amendment dated as of December 13, 2017, Third Amendment dated as of March 8, 2019, Fourth Amendment dated as of May 3, 2019, Fifth Amendment dated as of August 9, 2019, Sixth Amendment dated as of March 30, 2020, Seventh Amendment dated as of May 13, 2020 and Eighth Amendment dated as of November 16, 2020 (collectively, the “Credit Agreement”).
On November 18, 2020, the Company entered into separate Convertible Promissory Notes and Loan Agreements (the “Notes”) in favor of (a) SREP III Flight - Investco 2, L.P. (“SREP”), an affiliate of StepStone Group LP (“StepStone”), for $7,220,443, and (b) Efanur S.A. (“Efanur”), an affiliate of IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), for $2,779,557. Pursuant to the Notes, the Company borrowed $10,000,000 from SREP and Efanur and used the proceeds to repay loans outstanding under the Credit Agreement. Each of the Notes matures upon the earliest to occur of (a) the closing of a Rights Offering (as defined below) or a Non-Rights Offering Conversion (as defined below) in an amount equal to the outstanding principal balance of the respective Note, (b) the acceleration of the respective Note on or after the occurrence of an Event of Default (as defined in the respective Note) and (c) January 2, 2023.
Each of the Notes accrues interest at 10.00% per annum (exclusive of any portion of the principal that is used in a Rights Offering and, in the case of the Note in favor of SREP, any backstop commitment), provides for the interest rate to increase to 20% upon an Event of Default or if any amounts under the applicable Note are outstanding after May 31, 2021, provides for the capitalization of interest and provides for the payment of all accrued and unpaid interest and principal on the maturity date. Each of the Notes also provides, subject to a Make Whole Fee (as defined in the respective Note) payable to SREP and Efanur, as applicable, for the interest rate to increase to 25% upon a determination by the disinterested members of the board of directors of the Company (a) not to proceed with, or to terminate, a Rights Offering, (b) to prohibit a Non-Rights Offering Conversion or (c) not to seek shareholder approval of the transactions contemplated by the Notes, including the issuance of shares of common stock of the Company and the conversion price (“Shareholder Approval”), because the failure to make any such determination would reasonably be expected to constitute a breach of the directors’ duties under Maryland law (a “Board Decision”).
Subject to receipt of Shareholder Approval or a Board Decision, SREP and Efanur may elect to convert the principal due under the applicable Note into common stock of the Company in connection with any future rights offering commenced by the Company for 4,000,000 shares of common stock of the Company at a price of ll-1

$2.50 per share (a “Rights Offering”). Pursuant to the Note in favor of SREP, the Company has committed to offer to SREP the option to purchase any shares of common stock of the Company underlying any unexercised rights in any such Rights Offering.
If any amounts remain unpaid on the applicable Note after May 31, 2021 (or, if earlier, the termination, rescission or rejection of the Rights Offering), subject to receipt of Shareholder Approval or a Board Decision, SREP and Efanur may elect to convert the principal due under the applicable Note into 4,000,000 shares of common stock of the Company at a price of $2.50 per share (a “Non-Rights Offering Conversion”).
The issuance of shares in a Rights Offering or Non-Rights Offering Conversion is subject to receipt of the Shareholder Approval, which the Company has committed to seek at a special meeting of shareholders expected to be held no later than January 31, 2021.
In the event of a Board Decision in order to accept an unsolicited cash offer for newly issued common stock or securities convertible into common stock of the Company, then upon consummation of any such sale, the Company is required to pay SREP and Efanur a Make Whole Fee as set forth in their respective Note.
SREP and Efanur have entered into separate subordination and standstill agreements with KeyBank National Association that govern the rights of SREP and Efanur, as applicable, to seek payment under and enforce remedies under the applicable Note.
In connection with the entry into of the Notes, on November 18, 2020, the Company entered into separate voting agreements (the “Voting Agreements”) with (a) StepStone Group Real Estate LP, StepStone Rep III (GP), LLC, StepStone Group Real Estate Holdings LLC and SREP Flight-Investco, L.P. (collectively, the “StepStone Shareholders”), which are affiliates of SREP and StepStone, and (b) the Real Estate Investment Group VII L.P., Real Estate Strategies L.P. and Efanur S.A. (collectively, the “IRSA Shareholders”), which are affiliates of Efanur and IRSA. Pursuant to the Voting Agreements, each of the StepStone Shareholders and IRSA Shareholders separately committed to vote their voting securities in the Company at a special meeting of shareholders to approve the issuance of the common stock, and any change of control that could result from the issuance of the common stock, in a Rights Offering or a Non-Rights Offering Conversion, as required pursuant to NYSE American Company Guide Rule 713. The aggregate voting power of the StepStone Shareholders and IRSA Shareholders committed to vote affirmatively for such matters is sufficient to assure approval of such matters at a shareholders meeting.
The Notes were issued to SREP and Efanur in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, as such issuances of securities were not made in a public offering, the Company did not engage in general solicitation or advertising and SREP and Efanur are accredited investors.
ITEM 33.	RECENT SALES OF UNREGISTERED SECURITIES
In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act of 1933.
The disclosure set forth in Item 32 above is hereby incorporated by reference.
On February 21, 2018, Condor Hospitality Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), completed the acquisition of a hotel pursuant to a purchase agreement with Stayfresh Hotels, LLC. The aggregate purchase price for the hotel was $16.325 million which was paid with a combination of cash, financing (as discussed below) and Operating Partnership limited partnership units (as discussed below).
Pursuant to the purchase agreement for the Summerville hotel, as partial consideration for the purchase price of the hotel, the Operating Partnership agreed to issue to the seller limited partnership units with an aggregate dollar value of $50,000. In connection with the acquisition of the hotel, the Operating Partnership issued 259,685 limited partnership units to Stayfresh Hotels, LLC on February 21, 2018.
The Operating Partnership limited partnership units were issued to the party described above in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, as such issuances of securities were not made in a public offering, neither the Company nor the Operating Partnership engaged in general solicitation or advertising, the units were not offered to the public in connection with these transactions and the party described above is an accredited investor.
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ITEM 34.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and
•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or
•
any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any predecessor of our company.
We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.
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Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 35.	TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED
None.
ITEM 36.	FINANCIAL STATEMENTS AND EXHIBITS
(b)
4.1
Amended and Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated May 24, 2017).

4.2	Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated October 21, 2020).

4.3
Description of the Company’s Securities Registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (Commission file number 001-34087)).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement (file No. 333-212264)).

4.5*	Form of Subscription Certificate to Purchase Rights for Common Stock of Registrant

4.6*	Form of Notice to Shareholders who are Record Holders.

4.7*	Form of Notice to Shareholders who are Acting as Nominees.

4.8*	Form of Notice to Clients of Shareholders who are Acting as Nominees.

4.9*	Form of Notice of Guaranteed Delivery.

4.10*	Form of Beneficial Owner Election Form.

4.11*	Form of Nominee Holder Election Form.

5.1*	Opinion of McGrath North Mullin & Kratz, PC LLO

8.1*	Opinion of McGrath North Mullin & Kratz, PC LLO

10.1
Third Amended and Restated Agreement of Limited Partnership of Condor Hospitality Limited Partnership, as amended (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (Commission file number 001-34087) for the quarter ended September 30, 2016).

10.2
Investor Rights and Conversion Agreement, dated February 1, 2012, by and among the Company, Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anónima (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated January 30, 2012).

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10.3
Registration Rights Agreement, dated February 1, 2012, by and among the Company, Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anónima (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated January 30, 2012).

10.4
Directors Designation Agreement, dated February 1, 2012, by and among the Company, Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anónima (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated January 30, 2012).

10.5
Agreement, dated August 9, 2013, by and among the Company, Real Estate Strategies L.P. and IRSA Inversiones y Representaciones Sociedad Anonima (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated August 9, 2013).

10.6
Agreement, dated July 23, 2015, between Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anonima and the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated July 23, 2015).

10.7
Agreement, dated as of February 28, 2017, by and among Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anónima and the Company (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated February 28, 2017).

10.8
Joinder Agreement dated June 29, 2018 by and among the Company, Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anonima, and Real Estate Investment Group VII L.P. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated June 29, 2018).

10.9
Investor Rights Agreement, dated as of March 16, 2016, by and among SREP III Flight-Investco, L.P., StepStone Group Real Estate LP and the Company (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated March 16, 2016).

10.10
Agreement, dated as of March 16, 2016, by and among Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anónima and the Company (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated March 16, 2016).

10.11
Agreement, dated as of February 28, 2017, between SREP III Flight-Investco, L.P., StepStone Group Real Estate LP and the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated February 28, 2017).

10.12
Convertible Promissory Note and Loan Agreement dated as of November 18, 2020 by Condor Hospitality Trust, Inc. in favor of SREP III Flight-Investco 2, L.P. (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated November 18, 2020).

10.13
Convertible Promissory Note and Loan Agreement dated as of November 18, 2020 by Condor Hospitality Trust, Inc. in favor of Efanur S.A. (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated November 18, 2020).

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10.14
Voting Agreement dated as of November 18, 2020 between StepStone Group Real Estate LP, StepStone Rep III (GP), LLC, StepStone Group Real Estate Holdings LLC, SREP Flight-Investco, L.P. and Condor Hospitality Trust, Inc. (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated November 18, 2020).

10.15
Voting Agreement dated as of November 18, 2020 between Real Estate Investment Group VII L.P., Real Estate Strategies L.P., Efanur S.A. and Condor Hospitality Trust, Inc. (incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (Commission file number 001-34087) dated November 18, 2020).

10.16*	Backstop Agreement between Registrant and SREP III.

23.1	Consent of KPMG LLP.

23.2	Consents of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1 and 8.1 hereto).

24.1*	Powers of Attorney of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and each director of Condor Hospitality Trust, Inc. (including on the signature page thereto).
*	Filed herewith.
ITEM 37.	UNDERTAKINGS
(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(b) The undersigned Registrant hereby further undertakes that:
(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or Rule 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, State of Nebraska, on the 7th day of December, 2020.
CONDOR HOSPITALITY TRUST, INC.

By:	/s/ J. William Blackham
J. William Blackham
Chief Executive Officer and President
POWERS OF ATTORNEY
KNOW BY ALL MEN THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. William Blackham, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 7th day of December, 2020.
Signature	Title

/s/ J. William Blackham	Chief Executive Officer, President and Director
J. William Blackham	(Principal Executive Officer)

/s/ Jill Burger	Chief Financial Officer and Chief Accounting Officer
Jill Burger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas Calahan
Thomas Calahan	Director

/s/ Noah Davis
Noah Davis	Director

/s/ Daphne J. Dufresne
Daphne J. Dufresne	Director

/s/ Daniel R. Elsztain
Daniel R. Elsztain	Director

/s/ Matias Gaivironsky
Matias Gaivironsky	Director

/s/ Drew Iadanza
Drew Iadanza	Director

/s/ Donald J. Landry
Donald J. Landry	Director

/s/ J. Brendan MacDonald
J. Brendan MacDonald	Director
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